UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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Vanguard Natural Resources, LLC
(Name of Registrant as Specified In Its Charter)
_____________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VANGUARD NATURAL RESOURCES, LLC

5847 San Felipe, Suite 3000

Houston, Texas 77057

NOTICE OF ANNUAL MEETING OF UNITHOLDERS

TO BE HELD ON May 18, 2012

Dear Unitholder:

You are cordially invited to attend the 2012 Annual Meeting of Unitholders (the “Annual Meeting”) of Vanguard Natural Resources, LLC, a Delaware limited liability company (“Vanguard”), which will be held on May 18, 2012 at 10:30 a.m. Central time at Royal Oaks Country Club, 2910 Royal Oaks Country Club Drive, Houston, Texas 77082. The annual meeting will be held for the following purposes:

1.	To elect five directors to Vanguard’s Board of Directors to serve until the 2013 Annual Meeting of Unitholders;

2.	To ratify the appointment of BDO USA, LLP as independent auditor of Vanguard for the fiscal year ending December 31, 2012;

3.	To approve the First Amendment to the Vanguard Natural Resources, LLC Long-Term Incentive Plan; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the meeting.

Additional information regarding the Annual Meeting is set forth in the attached Proxy Statement.

Only Unitholders of record at the close of business on March 19, 2012 are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponement thereof. A list of our Unitholders will be available for examination at the Annual Meeting and at Vanguard’s Houston office at least ten days prior to the Annual Meeting.

Beginning on or about April 5, 2012, we mailed a Notice of Internet Availability of Proxy Materials to our Unitholders containing instructions on how to access the Proxy Statement and vote online and made our proxy materials available to our Unitholders over the internet. The notice also provides instruction on how to request a paper copy of these documents if you desire.

By Order of the Board of Directors,

/s/ Richard A. Robert
Richard A. Robert
Executive Vice President, Chief Financial
Officer and Secretary
Houston, Texas
April 5, 2012

Your vote is important. Whether or not you plan to attend the meeting, please authorize your proxy or direct your vote by following the instructions on each of your voting options described in the attached Proxy Statement and the Notice of Internet Availability of Proxy Materials you received in the mail. Alternatively, if you received printed proxy materials, you may vote your shares by internet, telephone or mail pursuant to the instructions included on the proxy card. If you mail the proxy or voting instruction card, no postage is required if mailed in the United States. If you attend the meeting and so desire, you may withdraw your proxy and vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF UNITHOLDERS TO BE HELD ON May 18, 2012. The notice of Annual Meeting and Proxy Statement and 2011 Annual Report to Unitholders are available on the internet at www.proxyvote.com.

TABLE OF CONTENTS

QUESTIONS & ANSWERS ON VOTING PROCEDURES …...…………………………………………………….	2

MATTERS YOU ARE VOTING ON …………………………...…………………………………………………….		5
Proposal No. 1:	Election of Directors …………...………………………………………………………....	5
Proposal No. 2:	Ratification of BDO USA, LLP as Independent Registered Public Accounting Firm for 2012……………………………………………………………………...............	5
Proposal No. 3:	Approval of the First Amendment to the Vanguard Natural Resources, LLC Long-Term Incentive Plan………………………………………………………………..	5
Other Business Matters ………………………………………………………………………………………..		5

PROPOSAL NO. 1: ELECTION OF DIRECTORS………………………………………………………………….	6
Director Nominees …………...……………………………………………………………………………….	6
Required Vote; Recommendation of the Board of Directors………………………………………………….	7
Determination of Independence………………………………………………………………………………..	7
Corporate Governance………………………………………………………………………………………….	8
Board Leadership Structure and Role in Risk Oversight……………………………………………………….	8
Committees of the Board of Directors………………………………………………………………………….	9
Section 16(a) Beneficial Ownership Reporting Compliance…………………………………………………..	10
Nominations for Director………………………………………………………………………………………	10
Unitholder Communications…………………………………………………………………………..............	11
Compensation of Directors…………………………………………………………………………………….	11
Compensation Committee Interlocks and Insider Participation……………………………………………….	12
Related Person Transactions…………………………………………………………………………...............	12
Report of the Audit Committee………………………………………………………………………...............	13

EXECUTIVE OFFICERS …………………………………..…...……………………………………………………	15

EXECUTIVE COMPENSATION ………………...………………………………………………………………….	15
Compensation Discussion and Analysis …………………………………………………………...………….	15
2011 Executive Compensation Components…………………………………………………………………...	21
Risk Considerations in our Overall Compensation Program…………………………………………………..	25
Tax and Accounting Implications……………………………………………………………………...............	26
Unit Ownership Guidelines …………………………………………………………………………................	26
Report of the Compensation Committee ……………………………………………………………................	26
2011 Summary Compensation Table ………………………………………………………………………….	27
Narrative Disclosure to the 2011 Summary Compensation Table……………………………………………..	27
Grants of Plan Based Awards…………………………………………………………………………………..	29
Outstanding Equity Awards at December 31, 2011…………………………………………………................	30
Pension Benefits ……………………………………………………………………………………………….	30
Non-Qualified Deferred Compensation ………………………………………………………….....................	30
Potential Payments upon Termination or Change of Control………………………………………………….	30
Non-Competition Provisions…………………………………………………………………………………..	33
Director Compensation………………………………………………………………………………...............	34
2011 Director Summary Compensation Table………………………………………………………................	34

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT……………………..	35

PROPOSAL NO. 2: RATIFICATION OF BDO USA, LLP AS INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2012………………………………………………………………….................	36
Vote Required; Recommendation of the Board of Directors…………………………………………………..	36
Audit Committee Pre-Approval Policies and Practices………………………………………………………..	36

PROPOSAL NO. 3: APPROVAL OF THE FIRST AMENDMENT TO THE VANGUARD NATURAL
RESOURCES, LLC LONG-TERM INCENTIVE PLAN………………………………………….................	37
Background and Description of the Proposed First Amendment……………………………………………...	37
Reason for the Proposed First Amendment……………………………………………………………………	37
Consequences of Failure to Approve the Proposal…………………………………………………………….	37
Summary Description of the Plan……………………………………………………………………………...	38
Administration of the Plan……………………………………………………………………………………..	38
Persons Who May Participate in the Plan……………………………………………………………………...	38
Common Units Subject to the Plan…………………………………………………………………………….	39
Awards………………………………………………………………………………………………………….	39
Other Provisions………………………………………………………………………………………………..	41

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FEDERAL INCOME TAX CONSEQUENCES……………………………………………………………………….	42
Plan Benefits under the Plan and Previously Awarded Options and Rights……………………………………	43
Vote Required …………………………………………………………………………………………………..	44

SUBMISSION OF UNITHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR NEXT
YEAR …………………………………………………………………………………………………………...	45
Proposals for 2013 Annual Meeting …………………………………………………………………………….	45
Nominations for 2013 Annual Meeting and for Any Special Meeting ………………………………………….	45
2011 Annual Report	46

ii

VANGUARD NATURAL RESOURCES, LLC

PROXY STATEMENT

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Vanguard Natural Resources, LLC for use at our Annual Meeting of Unitholders.

2012 ANNUAL MEETING DATE AND LOCATION

The Annual Meeting will be held at Royal Oaks Country Club, 2910 Royal Oaks Country Club Drive, Houston, Texas 77082, on Friday, May 18, 2012 at 10:30 a.m. Central time, or at such other time and place to which the meeting may be adjourned. References in this Proxy Statement to the Annual Meeting also refer to any adjournments, postponements or changes in location of the meeting, to the extent applicable.

DELIVERY OF PROXY MATERIALS

On or about April 5, 2012, we mailed a Notice of Internet Availability of Proxy Materials to our Unitholders containing instructions on how to access the proxy materials and vote online. We made these proxy materials available to you over the internet or, upon your request, have delivered paper versions of these materials to you by mail, in connection with the solicitation of proxies by our Board of Directors for the Annual Meeting.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

At the time we begin mailing our Notice of Internet Availability of Proxy Materials, we will also first make available on the internet at www.proxyvote.com the following materials relating to our meeting: the Notice of Annual Meeting and Proxy Statement and our 2011 Annual Report to Unitholders. Any Unitholder may also request a printed copy of these materials by any of the following methods:

•	internet at www.proxyvote.com,

•	e-mail at sendmaterial@proxyvote.com, or

•	telephone at 1-800-579-1639

Pursuant to the SEC’s rules, our 2011 Annual Report to Unitholders, which includes our audited consolidated financial statements, is not considered a part of, or incorporated by reference in, the proxy solicitation materials.

QUESTIONS & ANSWERS ON VOTING PROCEDURES

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Holders of record of our units (including common units and Class B units) who owned units as of the close of business on March 19, 2012 may vote at the meeting. Each unit has one vote. There were 53,894,275 units outstanding on that date.

When were the enclosed solicitation materials first given to Unitholders?

The enclosed 2011 Annual Report, together with the Notice of Annual Meeting and Proxy Statement, were first made available on the internet at www.proxyvote.com on April 5, 2012.

What is a quorum of Unitholders?

A quorum is the presence at the Annual Meeting in person or by proxy of Unitholders entitled to cast a majority of all the votes entitled to be cast. Since there were 53,894,275 units outstanding on March 19, 2012, the presence of holders of 26,947,138 units is a quorum. We must have a quorum to conduct the meeting.

How many votes does it take to pass each matter?

If a quorum of Unitholders is present at the meeting, we need:

•	a plurality of all the votes cast to elect each director nominee;

•	a majority of all the votes cast to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm; and

•	a majority of all the votes cast to approve the First Amendment to the Vanguard Natural Resources, LLC Long-Term Incentive Plan.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes count for purposes of determining the presence of a quorum. For all matters, abstentions and broker non-votes will not have any effect on the result of the vote.

How do I vote?

Unitholders of Record: Unitholders of record may vote their units or submit a proxy to have their units voted by one of the following methods:

•
By Internet. You may submit a proxy electronically on the internet by following the instructions provided in the Notice of Availability of Proxy Materials. Please have the Notice of Availability of Proxy Materials in hand when you log onto the website. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Central time on May 17, 2012.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

•
By Telephone. If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. Central time on May 17, 2012.

•	By Mail. If you request paper copies of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

Street Name Unitholders: Street name Unitholders may generally vote their units or submit a proxy to have their units voted by one of the following methods:

•	By Mail. If you request paper copies of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

•
By Methods Listed on Proxy Card. Please refer to your proxy card or other information forwarded by your bank, broker or other holder of record to determine whether you may submit a proxy by telephone or electronically on the internet, following the instructions on the proxy card or other information provided by the record holder.

•
In Person with a Proxy from the Record Holder. You may vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee. Please consult the voting form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

If my units are held in “street name” by my broker, will my broker vote my units for me?

If your units are held in a brokerage account, you will receive a full meeting package including a voting instructions form to vote your units. Your brokerage firm may permit you to provide voting instructions by telephone or by the internet. Brokerage firms have the authority under rules to vote their clients’ unvoted units on certain routine matters. The matters covered by each proposal are considered routine matters under the rules of the New York Stock Exchange. Therefore, if you do not vote on either proposal, your brokerage firm may choose to vote for you or leave your units unvoted. We urge you to respond to your brokerage firm so that your vote will be cast in accordance with your instructions.

How will my proxy vote my units?

If you properly submit your proxy and voting instructions by mail, telephone or internet, as applicable, your units will be voted as you direct. If you submit your proxy by mail, telephone or internet, as applicable, but do not specify how you want your units voted, they will be voted “FOR” the election of each director nominee and “FOR” the ratification of the appointment of our independent registered public accounting firm. Also, you will give your proxies authority to vote, using their discretion, on any other business that properly comes before the meeting, including to adjourn the meeting.

Can I vote by proxy even if I plan to attend the Annual Meeting?

Yes. If you vote by proxy and decide to attend the Annual Meeting, you do not need to fill out a ballot at the meeting, unless you want to change your vote.

Can I vote by proxy or change my vote?

Yes. If you are a Unitholder of record, you can revoke your proxy or change your vote at any time before your proxy is exercised by:

•
submitting written notice to our Secretary at Vanguard Natural Resources, LLC, 5847 San Felipe, Suite 3000, Houston, Texas 77057 no later than May 17, 2012 that you are revoking your proxy or changing your vote;

•	submitting another proxy with new voting instructions by telephone or the internet voting system; or

•	attending the meeting and voting your units in person.

If you are a street name Unitholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

Who is soliciting my proxy, how is it being solicited, and who pays the cost?

Vanguard Natural Resources, LLC on behalf of the Board of Directors, through its directors, officers and employees, is soliciting proxies primarily by Notice of Internet Availability of Proxy Materials. However, proxies may also be solicited in person, by mail, by telephone or facsimile. We pay the cost of soliciting proxies.

MATTERS YOU ARE VOTING ON

Proposal No. 1: Election of Directors

The Board of Directors currently consists of five directors who are elected by the Unitholders. All five of our current directors have been nominated by the Board of Directors for election as directors at the 2012 Annual Meeting to serve until the 2013 Annual Meeting of Unitholders and until their respective successors are elected and qualified. Each of the nominated directors agrees to serve if elected. However, if for some reason one of them is unable to serve or for good cause will not serve, your proxies will vote for the election of another person nominated by the Board of Directors. Biographical information for each of the nominees and other information about them is presented beginning on page 5. The Board of Directors recommends a vote “FOR” each director nominee.

Proposal No. 2: Ratification of BDO USA, LLP as Independent Registered Public Accounting Firm for 2012

This proposal is to ratify our appointment of BDO USA, LLP as our independent registered public accounting firm for 2012. See Proposal No. 2 on page 36. The Board of Directors recommends a vote “FOR” this proposal.

Proposal No. 3: Approval of the First Amendment to the Vanguard Natural Resources, LLC Long-Term Incentive Plan

This proposal is to approve the First Amendment in order to approve the increase in the maximum number of common units that may be granted as equity-based awards under the Plan.  See Proposal No. 3 on page 37.  The Board of Directors recommends a vote “FOR” this proposal.

Other Business Matters

The Board of Directors is not aware of any other business for the annual meeting. However:

•	if any of the persons nominated to serve as directors are unable to serve or for good cause will not serve and the Board of Directors designates a substitute nominee,

•	if any Unitholder's proposal is properly presented for action at the meeting, or

•	if any matters concerning the conduct of the meeting are presented for action,

then Unitholders present at the meeting may vote on such items. If you are represented by proxy, your proxy will vote your units using his or her discretion.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Directors are elected each year at the Annual Meeting of Unitholders. All five of our current directors have been nominated to stand for re-election at the Annual Meeting. We encourage our director nominees to attend our annual meetings to provide an opportunity for Unitholders to communicate directly with directors about issues affecting our company. We anticipate that all director nominees will attend the Annual Meeting.

At the Annual Meeting, our Unitholders will consider and act upon a proposal to elect five directors to our Board of Directors to serve until the 2013 Annual Meeting of Unitholders.

Each director nominee brings a strong and unique background and set of skills to the Board of Directors, giving the Board of Directors as a whole the competence and experience to effectively and efficiently manage and direct the Company. Information concerning the five director nominees is set forth below.

Director Nominees

Name	Age	Position with Our Company	Director Since
Scott W. Smith	54	President, Chief Executive Officer and Director	2008
W. Richard Anderson	58	Independent Director and Chairman	2007
Loren Singletary	64	Independent Director	2008
Bruce W. McCullough	63	Independent Director	2008
John R. McGoldrick	54	Independent Director	2008

Scott W. Smith is our President, Chief Executive Officer and Director and has served as President and Chief Executive Officer since October 2006 and as Director since March 2008. Prior to joining us, from July 2004 to October 2006, Mr. Smith served as the President of Ensource Energy Company, LLC during its tender offer for the units of the Eastern American Natural Gas Trust (NYSE: NGT). He has over 30 years of experience in the energy industry, primarily in business development, marketing, and acquisition and divestiture of producing assets and exploration/exploitation projects in the energy sector. Mr. Smith’s experience includes evaluating, structuring, negotiating and managing business and investment opportunities, including energy investments similar to our targeted investments totaling approximately $400 million as both board member and principal investor in Wiser Investment Company LLC, the largest shareholder in The Wiser Oil Company (NYSE: WZR) until its sale to Forest Oil Corporation (NYSE: FST) in June of 2004. From June 2000 to June 2004, Mr. Smith served on the Board of Directors of The Wiser Oil Company. Mr. Smith was also a member of the executive committee of The Wiser Oil Company during this period. From January of 1998 to June of 1999, Mr. Smith was the co-manager of San Juan Partners, LLC, which established control of Burlington Resources Coal Seam Gas Royalty Trust (NYSE: BRU), which was subsequently sold to Dominion Resources, Inc. We believe that Mr. Smith’s extensive energy industry background, particularly the five years he has spent serving as part of our executive management team, brings important experience and skill to the Board of Directors.

W. Richard Anderson is the Chairman of our Board of Directors and is currently the Chief Financial Officer and a Director of Eurasia Drilling Company, Limited GDR (LSE: EDCL), a provider of exploratory and development drilling and oil and gas field services to companies operating within the Russian Federation, Kazakhstan, and Caspian Sea region. Mr. Anderson has served in this capacity since June 2008. Between June 2007 and June 2008, Mr. Anderson served as an independent consultant to Prime Natural Resources Inc., a closely-held exploration and production company. Mr. Anderson was previously the President, Chief Executive Officer and a director of Prime Natural Resources from January 1999 to June 2007. Prior to his employment at Prime Natural Resources, he was employed by Hein & Associates LLP, a certified public accounting firm, where he served as a partner from 1989 to January 1995 and as a managing partner from January 1995 until October 1998. Mr. Anderson also served on the board of directors of Transocean, Ltd. (NYSE: RIG) from November 2007 until June 2011 and the board of directors of Boots & Coots, Inc. (NYSE: WEL) from August 1999 until September of 2010. Within the last five years, Mr. Anderson also served on the Board of Directors of Calibre Energy, Inc. from August 2005 to March 2007. We believe that Mr. Anderson’s extensive energy industry and financial background and his experience serving as the chief financial officer of a public company bring important experience and skill to the Board of Directors.

Loren Singletary  is a member of our Board of Directors and is currently Vice President Investor and Industry Relations for National Oilwell Varco (NYSE: NOV), an oilfield service company. Mr. Singletary has served in this capacity since November 2011 and has also served as National Oilwell Varco’s Vice President of Global Accounts from 2003 - 2009 and Vice President of Global Accounts and Investor Relations from January 2009 – November 2011. Prior to his current position, from 1998 to 2003, Mr. Singletary was the co-owner and President of LSI Interests, Ltd., an oilfield service company that was acquired by National Oilwell in 2003. In addition to his vast experience in the oilfield service sector, Mr. Singletary has also been involved in the upstream E&P sector, both onshore and offshore, as a private investor for the past 22 years. We believe that Mr. Singletary’s extensive energy industry background and his experience serving as an executive officer of a public company bring important experience and skill to the Board of Directors.

Bruce W. McCullough is a member of our Board of Directors and since 1986 has served as President and Chief Executive Officer of Huntington Energy Corp., an independent exploration and production company that has been involved in exploration and production activities in the Appalachian basin, East Texas, Mid-Continent and the Gulf Coast. Prior to forming Huntington in 1986, Mr. McCullough held senior management positions with Pool Offshore, a Houston-based oil field service company. He has been a Registered Principal with a FINRA registered brokerage firm that was the underwriter for public and private oil and gas offerings and he continues to be licensed as a Registered Financial Consultant (RFC).  We believe that Mr. McCullough’s extensive energy industry background and his experience serving as the chief executive officer of an exploration and production company along with his financial credentials bring important experience and skill to the Board of Directors.

John R. McGoldrick is a member of our Board of Directors and is currently Chief Executive Officer of Dart Energy International.  In April 2010 Mr. McGoldrick assumed the position as Non-Executive Chairman of Caza Oil & Gas, Inc. (LON: CAZA) (TSX: CAZ) a public company listed on the AIM and Toronto stock exchange. From June 2006 to April 2010 Mr. McGoldrick served as Executive Chairman of Caza Oil & Gas, Inc. Prior to this position, he was President of Falcon Bay Energy LLC, an independent oil and gas company with operations in Texas and South Louisiana from February 2004 to August 2006. From June 1984 to October 2002, Mr. McGoldrick was employed by Enterprise Oil plc in a number of senior management positions, including President of Enterprise Oil Gulf of Mexico Inc. from August 2000 to October 2002. We believe that Mr. McGoldrick’s extensive energy industry background and his prior experience serving as the executive chairman of a public company bring important experience and skill to the Board of Directors.

Required Vote; Recommendation of the Board of Directors

Directors are elected by a plurality of the votes cast, assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE FOR THE ELECTION OF EACH OF THE BOARD OF DIRECTORS’ DIRECTOR NOMINEES. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR EACH OF THE BOARD OF DIRECTORS’ NOMINEES.

Determination of Independence

A majority of our directors are required to be independent in accordance with New York Stock Exchange (“NYSE”) listing standards. For a director to be considered independent, the Board of Directors must affirmatively determine that such director has no material relationship with us. When assessing the materiality of a director’s relationship with us, the Board of Directors considers the issue from both the standpoint of the director and from that of persons and organizations with whom or with which the director has an affiliation. The Board of Directors has adopted standards to assist it in determining if a director is independent. A director shall be deemed to have a material relationship with us and shall not be deemed to be an independent director if:

•	the director has been an employee, or an immediate family member of the director has been an executive officer, of us at any time during the past three years;

•
the director has received, or an immediate family member of the director has received, more than $120,000 in any twelve month period in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), at any time during the past three years;

•
the director has been affiliated with or employed by, or an immediate family member of the director has been affiliated with or employed in a professional capacity by, a present or former internal or external auditor of us at any time during the past three years;

•
the director has been employed, or an immediate family member of the director has been employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee at any time during the past three years; or

•
the director has been an executive officer or an employee, or an immediate family member of the director has been an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000, or 2% of such other company’s consolidated gross revenues, at any time during the past three years.

The Board of Directors has determined that each of Messrs. Anderson, Singletary, McCullough and McGoldrick is independent under the NYSE listing standards. In addition, the audit, compensation and nominating and corporate governance committees are composed entirely of independent directors in accordance with NYSE listing standards, SEC requirements and other applicable laws, rules and regulations. There are no transactions, relationships or other arrangements between us and our independent directors that need to be considered under the NYSE listing standards in determining that such directors are independent.

Corporate Governance

During 2011, our Board of Directors held 4 regular and 5 special meetings. The standing committees of our Board of Directors held an aggregate of 14 meetings during this period. Each director attended at least 86% of the aggregate number of meetings of the Board of Directors and the committees on which he served.

As required by the NYSE corporate governance listing standards, Scott W. Smith, our President and Chief Executive Officer, will timely provide the annual certification to the NYSE that as of the date of the certification, he is not aware of any violation by Vanguard Natural Resources, LLC of the exchange’s corporate governance standards. Our Chief Executive Officer and Chief Financial Officer have each signed and filed the certifications under Section 302 of the Sarbanes-Oxley Act of 2002 with our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on March 5, 2012.

We maintain on our website, www.vnrllc.com, copies of the charters of each of the committees of the Board of Directors, as well as copies of our Corporate Governance Guidelines, Code of Ethics for Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, Insider Trading Policy and Code of Business Conduct and Ethics. Copies of these documents are also available in print upon request of our Secretary. The Code of Business Conduct and Ethics provides guidance on a wide range of conduct, conflicts of interest and legal compliance issues for all of our directors, officers and employees, including the chief executive officer, chief financial officer and principal accounting officer. We will post any amendments to, or waivers of, the Code of Business Conduct and Ethics applicable to our Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer on our website.

Board Leadership Structure and Role in Risk Oversight

The Board has no policy with respect to the separation of the offices of Chairman and CEO; Mr. Anderson, one of our independent directors, currently serves as Chairman of the Board. The Corporate Governance Guidelines adopted by our Board of Directors provide that the independent directors will meet in executive session after each regular meeting of the Board of Directors, or more frequently if necessary. As Chairman, Mr. Anderson serves as lead independent director and chairs any non-management executive sessions of the Board.

The management of enterprise level risk (ELR) may be defined as the process of identification, management and monitoring of events that present opportunities and risks with respect to creation of value for our Unitholders. The Board of Directors has delegated to management the primary responsibility for ELR management, while the Board of Directors has retained responsibility for oversight of management in that regard. Management will offer an enterprise-level risk assessment to the Board at least once every year.

Committees of the Board of Directors

Audit Committee. As described in the audit committee charter, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent public accountants to audit our financial statements, including assessing the independent auditor’s qualifications and independence, and establishes the scope of, and oversee, the annual audit. The committee also approves any other services provided by public accounting firms. The audit committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the Unitholders, the investment community and others relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of our internal audit function. The audit committee oversees our system of disclosure controls and procedures and system of internal controls regarding financial accounting, legal compliance and ethics that management and our Board of Directors established. In doing so, it is the responsibility of the audit committee to maintain free and open communication between the committee and our independent auditors, the internal accounting function and management of our company.

The Board of Directors has determined that the chairman of the audit committee is an “audit committee financial expert” as that term is defined in the applicable rules of the SEC.  On November 4, 2011 the Board of Directors acknowledged a need to update committee membership and chairs and elected the following directors to serve on the audit committee with the update to take effect immediately:  Mr. Bruce McCullough as Chairman, and Messrs. Singletary and McGoldrick as members of the audit committee. Prior to November 4, 2011 the following directors held positions with the audit committee:  Mr. W. Richard Anderson as Chairman, and Messrs. McCullough and Singletary as members of the audit committee.  During 2011, the audit committee held 5 meetings.

The report of our audit committee appears under the heading “Report of the Audit Committee” on page 13.

Compensation Committee. As described in the compensation committee charter, the compensation committee establishes and reviews general policies related to our compensation and benefits. The compensation committee determines and approves, or makes recommendations to the Board of Directors with respect to, the compensation and benefits of our Board of Directors and executive officers and administers our Long Term Incentive Plan or “LTIP.”

On November 4, 2011 the Board of Directors acknowledged a need to update committee membership and chairs and elected the following directors to serve on the compensation committee with the update to take effect immediately:  Mr. Singletary as Chairman, and Messrs. Anderson and McCullough as members of the compensation committee.  Prior to November 4, 2011 the following directors held positions with the compensation committee:  Mr. John McGoldrick as Chairman, and Messrs. McCullough and Singletary as members of the compensation committee. During 2011, the compensation committee held 4 meetings.

The report of our compensation committee appears under the heading “Report of the Compensation Committee” on page 26.

Conflicts Committee. Our Board of Directors has established a conflicts committee to review specific matters that the Board of Directors believes may involve conflicts of interest, including transactions with related persons such as Vinland Energy Eastern, LLC or its subsidiaries or affiliates (together, “Vinland”) or with our directors and executive officers. The conflicts committee determines if the resolution of the conflict of interest is fair and reasonable to the Company. Our limited liability company agreement provides that members of the conflicts committee may not be officers or employees of our company, or directors, officers or employees of any of our affiliates, and must meet the independence standards for service on an audit committee of a board of directors as established by NYSE and SEC rules. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to our company and approved by all of our Unitholders. However, the Board of Directors is not required by the terms of our limited liability company agreement to submit the resolution of a potential conflict of interest to the conflicts committee, and may itself resolve such conflict of interest if the Board of Directors determines that (i) the terms of the related person transaction are no less favorable to us than those generally being provided to or available from unrelated third parties or (ii) the transaction is fair and reasonable to us, taking into account the totality of the relationships between the parties involved. Any matters approved by the Board of Directors in this manner will be deemed approved by all of our Unitholders.

On November 4, 2011 the Board of Directors acknowledged a need to update committee membership and chairs and elected the following directors to serve on the conflicts committee with the update to take effect immediately:  Mr. Anderson as Chairman, and Messrs. McCullough and McGoldrick as members of the conflicts committee.  Prior to November 4, 2011 the following directors held positions with the conflicts committee:  Mr. Loren Singletary as Chairman, and Messrs. Anderson and McGoldrick as members of the conflicts committee.  During 2011, the conflicts committee held 4 meetings.

Nominating and Corporate Governance Committee. As described in the nominating and governance committee charter, the nominating and governance committee nominates candidates to serve on our Board of Directors. The nominating and governance committee is also responsible for monitoring a process to review director, board and committee effectiveness, developing and implementing our corporate governance guidelines, committee members and committee chairpersons and otherwise taking a leadership role in shaping the corporate governance of our company.

On November 4, 2011 the Board of Directors acknowledged a need to update committee membership and chairs and elected the following directors to serve on the nominating and corporate governance committee with the update to take effect immediately:  Mr. McGoldrick as Chairman, and Messrs. Anderson and Singletary as members of the nominating and corporate governance committee. Prior to November 4, 2011 the following directors held positions with the nominating and corporate governance committee:  Mr. Bruce McCullough as Chairman, and Messrs. Anderson and McGoldrick as members of the nominating and corporate governance committee. During 2011, the nominating and corporate governance committee held 1 meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership of our equity securities and reports of changes in ownership of our equity securities with the SEC. Such persons are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during 2011 all Section 16(a) reporting persons complied with all applicable filing requirements in a timely manner, except that (i) Denbury Onshore, LLC filed a late Form 3 regarding the acquisition of common units on January 14, 2011; (ii) each of Messrs. McGoldrick, McCullough, Singletary and Anderson filed a late Form 4 regarding the acquisition of common units on May 12, 2011; (iii) each of Messrs. Robert and Smith filed a late Form 4 regarding the acquisition of phantom units on May 18, 2011; (iv) Mr. Anderson filed a late Form 4 regarding the acquisition of common units on June 6, 2011; and (v) each of Messrs. McGoldrick, McCullough, Singletary and Pence filed a late Form 4 regarding the acquisition of common units on June 9, 2011.

Nominations for Director

The Board of Directors seeks diverse candidates who possess the background, skills and expertise to make a significant contribution to the Company. Annually, the nominating and corporate governance committee reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board of Directors, and recommends to the full Board of Directors the slate of director candidates to be nominated for election at the next Annual Meeting of Unitholders. The Board of Directors has adopted a policy whereby the nominating and corporate governance committee shall consider the recommendations of Unitholders with respect to candidates for election to the Board of Directors and the process and criteria for such candidates shall be the same as those currently used by us for director candidates recommended by the Board of Directors or management.

A Unitholder who wishes to recommend to the nominating and corporate governance committee a nominee for director for the 2013 Annual Meeting of Unitholders should submit the recommendation in writing to our Secretary at Vanguard Natural Resources, LLC, 5847 San Felipe, Suite 3000, Houston, Texas 77057 so it is received on or before February 17, 2013 but not earlier than January 18, 2013.

Our Corporate Governance Guidelines, a copy of which is maintained on our website, www.vnrllc.com, include the following criteria that are to be considered by the nominating and corporate governance committee and Board of Directors in considering candidates for nomination to the Board of Directors:

•	has the business and/or professional knowledge and experience applicable to us, our business and the goals and perspectives of our Unitholders;

•	is well regarded in the community, with a long-term, good reputation for highest ethical standards;

•	has good common sense and judgment;

•	has a positive record of accomplishment in present and prior positions;

•
contributes to the diversity of background, experience and competencies represented on the Board of Directors in a way that is likely to enhance the Board of Director’s ability to manage and direct the Company;

•	has an excellent reputation for preparation, attendance, participation, interest and initiative on other boards on which he or she may serve; and

•	has the time, energy, interest and willingness to become involved with us and our future.

Unitholder Communications

The Board of Directors has adopted a policy whereby any communications from our Unitholders to the Board of Directors shall be directed to our Secretary, who shall (i) determine whether any of such communications are significant, and promptly forward significant communications to the Board of Directors, and (ii) keep a record of all Unitholder communications that the Secretary deems not to be significant and report such communications to the Board of Directors on a periodic basis, but not less frequently than quarterly.

Any Unitholder who wishes to communicate to the Board of Directors may submit such communication in writing to our Secretary at Vanguard Natural Resources, LLC, 5847 San Felipe, Suite 3000, Houston, Texas 77057.

Compensation of Directors

Each independent member of our Board of Directors (other than Mr. Wagene who served as a director for only part of the year) received restricted common units upon becoming a director. The amount of cash compensation paid to the independent members of our Board of Directors is $15,000 per quarter and an additional $2,500 per quarter for the chairman of the audit committee.

In 2011, each independent member of our Board of Directors received an equity grant of an amount of common units per year valued at $90,000 at the time of such grant for his service as a member of our Board of Directors. In addition, each member of our Board of Directors is reimbursed for out-of-pocket expenses in connection with attending meetings of the Board of Directors or committees.

In 2011, Mr. Wagene received an amount of cash compensation equal to $18,750 and an annual equity grant of an amount of common units per year valued at $65,170 at the time of such grant for his service as a member of our Board of Directors. These amounts reflect that Mr. Wagene only served as a member of our Board of Directors during part of 2011 and resigned from the Board of Directors as of the June 9, 2011 annual meeting and election of directors.

Each director is fully indemnified by us for actions associated with being a member of our Board of Directors to the extent permitted under Delaware law and as provided in our limited liability company agreement. The Company also carries director and officer liability coverage designed to insure the directors and officers of the Company and its subsidiaries against certain liabilities incurred by them in the performance of their duties. Additionally, in August 2008 we entered into an indemnification agreement with each of our current Board members, a form of which is included as Exhibit 10.32 of our Quarterly Report on Form 10-Q for the six months ended June 30, 2008. Additional information on director compensation is presented in “Director Compensation” beginning on page 34. Prior to our initial public offering in October 2007, there were no compensation arrangements in effect for service as a director of our company.

Compensation Committee Interlocks and Insider Participation

Messrs. Singletary, Anderson and McCullough currently serve as members of the compensation committee and each are “independent” directors as defined by the NYSE listing standards. No member of the compensation committee has any relationship with our company that is required to be disclosed in any of the reports that we file with the SEC other than service on our Board of Directors. None of our executive officers serves as a member of the compensation committee (or in the absence of such committee, the board of directors) of any entity that has one or more of its executive officers serving as a member of our compensation committee.

Related Person Transactions

We have adopted an ethics policy which requires that related party transactions be reviewed to ensure that they are fair and reasonable to us. This requirement is also contained in our limited liability company agreement. Whenever a conflict arises between an affiliate of the Company, on the one hand, and us or any other Unitholder, on the other hand, our Board of Directors will resolve that conflict. We anticipate that our Board of Directors will submit for review and approval by our conflicts committee any material agreement that we enter into with an affiliate of the Company.

Vinland

On April 18, 2007 but effective January 5, 2007, we entered into several agreements with Vinland, including a management services agreement, a participation agreement, gathering and compression agreements, operating agreements and well services agreements, pursuant to which Vinland would operate all of our existing Appalachian wells and coordinate our development drilling program in Appalachia and provide management services to us. The terms of each of these agreements were negotiated between us and Vinland. Because these agreements were negotiated prior to the adoption of the ethics policy discussed above, they were not approved by our conflicts committee as contemplated by that policy. Because of our related party affiliation with Vinland, these agreements, and future agreements with Vinland, may not contain the most competitive terms available to us. In addition, by purchasing common units, Unitholders become bound by the provisions of our limited liability company agreement, including the related party agreements provided for therein, and a Unitholder will be deemed to have consented to some actions and conflicts of interest that might otherwise constitute a breach of fiduciary or other duties under applicable law.

We reimburse Vinland $60 per well per month (in addition to normal third party operating costs) for operating our current natural gas and oil properties in Appalachia under the management services agreement, which costs are reflected in our lease operating expenses. Pursuant to amended agreements effective March 1, 2009 through December 31, 2009, we reimbursed Vinland $95 per well per month and Vinland received a fee based upon the actual costs incurred by Vinland to provide gathering and transportation services plus a $0.05 per Mcf margin. Effective December 31, 2009, the amended agreements terminated and the terms of the original agreements were again in effect. In June 2010, we began discussions with Vinland regarding an amendment to the gathering and compression agreements to go into effect beginning on July 1, 2010. The amended agreements would provide gathering and compression services based upon actual costs plus a margin of $.055 per mcf. We and Vinland agreed in principle to this change effective July 1, 2010 and we have jointly operated on this basis since then, however, no formal agreement between us and Vinland has been signed. Under the gathering and compression agreements, the transportation fee that we pay to Vinland only encompasses transporting the natural gas to third party pipelines at which point additional transportation fees to natural gas markets would apply. These transportation fees are reflected in our lease operating expenses. For the years ended December 31, 2011, 2010 and 2009, costs incurred under the management services agreement were $1.9 million, $1.9 million and $1.6 million, respectively and costs incurred under the gathering and compression agreements were $1.8 million, $1.4 million and $1.2 million, respectively. A payable of $0.5 million and $0.6 million, respectively, included in our December 31, 2011 and 2010 consolidated balance sheets in connection with these agreements and direct expenses incurred by Vinland related to the drilling of new wells and operations of all of our existing wells in Appalachia.

In February 2012, we entered into a Unit Exchange Agreement with our founding unitholder to transfer our ownership interests in oil and natural gas properties in the Appalachian Basin in exchange for 1.9 million of our common units with an effective date of January 1, 2012. This transaction closed on March 30, 2012.   Accordingly, we no longer operate in Appalachia, and the agreements with Vinland are no longer in effect as of such date.

Indemnity Agreement

In connection with the separation of our operating company and Vinland (the “Restructuring Plan”), we entered into an indemnity agreement with Nami Resources, LLC and Vinland wherein Nami Resources, LLC and Vinland agreed to indemnify one of our subsidiaries, Trust Energy Company, LLC, for all liabilities, judgments and damages that may arise in connection with certain litigation that Nami Resources, LLC is a party to, Asher Land and Mineral, Ltd. V. Nami Resources Company, LLC, Bell Circuit Court, Civil Action No. 06-CI-00566. On September 11, 2007, the indemnity agreement was amended to add us and VNG as parties to the agreement. In addition, Nami Resources, LLC and Vinland agreed to provide for the defense of any such claims against us. The indemnities agreed to by Nami Resources, LLC and Vinland in this agreement will remain in place until the resolution of the Asher litigation. We own a contract right from Vinland through a revenue payment agreement to receive approximately 99% of the net proceeds, after deducting royalties paid to other parties, severance taxes, third-party transportation costs, costs incurred in the operation of wells and overhead costs, from the sale of production from certain producing oil and gas wells located within the Asher lease.

Omnibus Agreement

Upon the closing of our initial public offering, we entered into an omnibus agreement with Majeed S. Nami, the sole owner of Vinland (“Nami”). Under the omnibus agreement, Nami agreed to indemnify us after the closing of the initial public offering against certain liabilities. The terms on some of the indemnification obligations have expired. The only indemnification obligations still outstanding are related to, until 60 days after the applicable statute of limitations, any of our income tax liabilities, or any income tax liability attributable to the operation of our properties or those of any of our subsidiaries, including taxes resulting from the consummation of our formation or the Restructuring Plan, in each case relating to periods prior to and including the closing of our private equity offering in April 2007.

Report of the Audit Committee

The role of the audit committee of the Board of Directors is to assist the Board of Directors in its oversight of Vanguard’s responsibility relating to: (i) the integrity of Vanguard’s financial statements; (ii) compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; (iv) the performance of Vanguard’s internal auditors and independent registered public accounting firm; (v) risk assessment; and (vi) risk management. We operate pursuant to a charter that was created by Vanguard’s Board of Directors in October 2007 and amended and restated in January 2009, a copy of which is available on Vanguard’s website at www.vnrllc.com. Vanguard’s management is responsible for the preparation, presentation and integrity of Vanguard’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing Vanguard’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The independent registered public accounting firm has free access to the audit committee to discuss any matters they deem appropriate.

In the performance of our oversight function, we have considered and discussed the audited financial statements with management and the independent registered public accounting firm. We rely without independent verification on the information provided to us and on the representations made by management and the independent registered public accounting firm. We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, we have received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, Independence Discussions with Audit Committees, as currently in effect, and have considered whether the provision of non-audit services by the independent registered public accounting firm to Vanguard is compatible with maintaining the independent registered public accounting firm’s independence and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon the reports and discussions described in this report, we recommended to the Board of Directors that the audited financial statements be included in Vanguard’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

Bruce W. McCullough, Chairman

John McGoldrick

Loren Singletary

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the preceding report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or incorporated by reference into any filing except to the extent the foregoing report is specifically incorporated by reference therein.

EXECUTIVE OFFICERS

Certain information concerning Vanguard Natural Resources, LLC’s executive officers as of the date of this Proxy Statement is set forth below.

Name	Age	Position with Our Company
Scott W. Smith	54	President, Chief Executive Officer and Director
Richard A. Robert	46	Executive Vice President, Chief Financial Officer and Secretary
Britt Pence	51	Senior Vice President of Engineering

Scott W. Smith is our President, Chief Executive Officer and Director and has served as President and Chief Executive Officer since October 2006 and as Director since March 2008. Prior to joining us, from July 2004 to October 2006, Mr. Smith served as the President of Ensource Energy Company, LLC during its tender offer for the units of the Eastern American Natural Gas Trust (NYSE: NGT). He has over 30 years of experience in the energy industry, primarily in business development, marketing, and acquisition and divestiture of producing assets and exploration/exploitation projects in the energy sector. Mr. Smith’s experience includes evaluating, structuring, negotiating and managing business and investment opportunities, including energy investments similar to our targeted investments totaling approximately $400 million as both board member and principal investor in Wiser Investment Company LLC, the largest shareholder in The Wiser Oil Company (NYSE: WZR) until its sale to Forest Oil Corporation (NYSE: FST) in June of 2004. From June 2000 to June 2004, Mr. Smith served on the Board of Directors of The Wiser Oil Company. Mr. Smith was also a member of the executive committee of The Wiser Oil Company during this period. From January of 1998 to June of 1999, Mr. Smith was the co-manager of San Juan Partners, LLC, which established control of Burlington Resources Coal Seam Gas Royalty Trust (NYSE: BRU), which was subsequently sold to Dominion Resources, Inc.

Richard A. Robert is our Executive Vice President, Chief Financial Officer and Secretary and has served in such capacities since January of 2007. Prior to joining us, Mr. Robert was involved in a number of entrepreneurial ventures and provided financial and strategic planning services to a variety of energy-related companies since 2003. He was Vice President of Finance for Enbridge US, Inc., a subsidiary of Enbridge Inc. (NYSE: ENB), a natural gas and oil pipeline company, after its acquisition of Midcoast Energy Resources, Inc. in 2001 where Mr. Robert was Chief Financial Officer and Treasurer. He held these positions from 1996 through 2002 and was responsible for acquisition and divestiture analysis, capital formation, taxation and strategic planning, accounting and risk management, and investor relations. Mr. Robert is a certified public accountant.

Britt Pence is our Senior Vice President of Operations and has served in such capacity since June of 2010.  Prior to this promotion, Mr. Pence was our Vice President of Engineering since joining the Company in May of 2007. Prior to joining us, since 1997, Mr. Pence was an Area Manager with Anadarko Petroleum Corporation (NYSE: APC) supervising evaluation and exploitation projects in coalbed methane fields in Wyoming and conventional fields in East Texas and the Gulf of Mexico. Prior to joining Anadarko, Mr. Pence served as a reservoir engineer with Greenhill Petroleum Company from 1991 to 1997 with responsibility for properties in the Permian Basin, South Louisiana and the Gulf of Mexico. From 1983 to 1991, Mr. Pence served as reservoir engineer with Mobil with responsibility for properties in the Permian Basin.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis provides information about our compensation objectives and policies for our executive officers, including the named executive officers. The named executive officers and the individuals included in our Summary Compensation Table below, are:

•	Scott Smith, our President and Chief Executive Officer;

•	Richard Robert, our Executive Vice President, Chief Financial Officer and Secretary; and

•	Britt Pence, our Senior Vice President of Operations.

Summary

Prior to 2010, we did not utilize a formalized program for determining executive compensation. Instead, from our inception through the year ended December 31, 2009, each of our named executive officers received most of their compensation according to the provisions within their individual employment agreements that were negotiated in connection with the beginning of their employment. For each of the named executive officers, our Board of Directors approved the initial employment agreement and the terms negotiated at the time of the individual’s employment, and considered the specific circumstances of both the individual executive’s position and expected duties and the company’s goals in hiring and retaining that executive. On April 28, 2007, Messrs. Smith and Robert entered into amended and restated employment agreements setting forth the equity compensation granted to them in connection with our initial public offering. Each of our named executive officers entered into their initial employment agreement prior to our initial public offering and prior to the formation of our compensation committee.

Our Board of Directors formally established a compensation committee in 2007 in connection with the completion of our initial public offering to both administer our then-existing employment agreements and executive compensation plans, and to make compensation-related decisions regarding our executive officers, including the named executive officers, on a going forward basis. The compensation committee employed Longnecker & Associates (“Longnecker”) in November of 2008 to provide it with assistance in collecting and analyzing market data that would be relevant in both determining whether existing compensation policies were competitive within our industry, and in making future compensation decisions for our named executive officers and directors. Longnecker provided an update to their report in April 2011.

On February 8, 2010, after considering current market conditions, the executives’ current level of compensation, the recommendations of our Chief Executive Officer (with respect to the compensation of Mr. Robert) and the recommendations of the October 2009 Longnecker report, our Board of Directors entered into second amended and restated employment agreements with Messrs. Smith and Robert, each effective January 1, 2010. On June 18, 2010, our Board of Directors entered into a new employment agreement with Mr. Pence, effective May 15, 2010.

As reflected by (i) our executives’ initial employment agreements, (ii) the amended and restated employment agreements of Messrs. Smith and Robert, (iii) the second amended and restated employment agreements of Messrs. Smith and Robert, (iv) the employment agreement of Mr. Pence, and (v) our executive compensation plans, our primary goal with respect to executive compensation has been to attract and retain the most talented and dedicated executives possible. Beginning with the second amended and restated employment agreements entered into with Messrs. Smith and Robert on February 8, 2010 (each effective January 1, 2010) and the employment agreement entered into with Mr. Pence on June 18, 2010 (effective May 15, 2010), we have linked annual cash incentives to the achievement of specified performance objectives in an effort to align executives’ incentives with creation of Unitholder value, as measured by our ability to (a) generate stable cash flows allowing us to make quarterly cash distributions to our Unitholders and over time to increase our quarterly cash distributions and (b) increase the market value of our units. To evaluate the achievement of these goals, the annual bonus is composed of two company performance elements, absolute target distribution growth and relative unit performance to a specified peer group, as well as a third discretionary element to be determined by our Board of Directors. The annual bonus will not require a minimum payout, but the maximum payout may not exceed two times such executive officer’s base salary.

Our compensation committee evaluates individual executive performance with a goal of setting compensation levels over time it believes are up to the 75th percentile of executives in other companies of similar size and stage of development engaged in the acquisition and development of mature, long-lived natural gas and oil properties while also considering our relative performance and our own strategic goals.

In 2011, we held our first Unitholder advisory vote on the compensation paid to our named executive officers for 2010, which resulted in over 78% of the votes cast approving such compensation.  As recommended by our Board of Directors, a majority of Unitholders expressed their preference for an advisory vote on executive compensation occurring every three years, and we have implemented that recommendation.  In evaluating our executive compensation program for 2011 and to date in 2012, our compensation committee considered the results of last year’s advisory vote on executive compensation and the support expressed by Unitholders, in addition to many other factors discussed in this compensation discussion and analysis, including our compensation committee’s assessment of interaction of our compensation programs with our business objectives, evaluations of our programs by Longnecker, and review of Peer Group data.  While each of these factors bore on our compensation committee’s decisions regarding our named executive officers’ compensation, our compensation committee did not make any changes to our executive compensation program or policies as a result of last year’s “say on pay” advisory vote and, given the support Unitholders expressed for our compensation programs, generally elected to apply the same principles in determining the types and amounts of compensation to be paid to our named executive officers for 2011 and to date in 2012.  The compensation committee intends to monitor the results of future “say on pay” advisory votes when evaluating the effectiveness of our executive compensation policies and practices, particularly in the event of a negative vote or significant changes in the percentage of favorable votes with regard to any such proposal.

The Compensation Committee

The compensation committee of our Board of Directors has overall responsibility for the approval, evaluation and oversight of all our compensation plans, policies and programs. The primary purpose of the compensation committee is to assist our Board of Directors in fulfilling its duties relating to compensation matters. The fundamental responsibilities of the compensation committee are (i) to establish our goals, objectives and policies relevant to the compensation of senior management, and evaluate performance in light of those goals to determine compensation levels, (ii) to approve and administer our incentive compensation plans, (iii) to set compensation levels and make awards under incentive compensation plans that are consistent with our compensation principles and the performance of our company and its senior management and employees, and (iv) prepare and review appropriate disclosures relating to compensation. The compensation committee also has responsibility for evaluating and making a recommendation to our Board of Directors regarding compensation for service on our Board of Directors.

The Compensation-Setting Process

Initial Executive Employment Agreements. Our current named executive officers received initial employment agreements prior to the establishment of the compensation committee, and thus prior to our current compensation-setting process. The employment agreements and compensation terms for each of our executive officers were generally established on the dates of hire by negotiation with the individual officer and by comparison to the compensation packages of similarly positioned officers of other companies in our industry, such as Linn Energy, LLC and Breitburn Energy Partners, L.P. Mr. Smith was our initial executive officer, and at the time of his hire date, Mr. Smith and Majeed S. Nami, as our sole owner at the time, negotiated Mr. Smith’s compensation package. Mr. Smith and Mr. Nami also negotiated the compensation package of a potential Chief Financial Officer, and the aggregate amount of equity grants to be made to all of management, which consisted of the 420,000 Class B units issued prior to the completion of our initial public offering. Mr. Robert was hired in January 2007 and his employment agreement and compensation terms ultimately consisted of the terms previously negotiated between Mr. Smith and Mr. Nami in respect of the Chief Financial Officer. Mr. Pence was hired after the Restructuring Plan, and his employment agreement was negotiated between Mr. Pence and Mr. Smith and approved by the members of our Board of Directors in place at that time.

Second Amended and Restated Employment Agreements with Messrs. Smith and Robert. The initial terms under the amended and restated employment agreements of Messrs. Smith and Robert expired on December 31, 2009. After considering the recommendations for executive compensation as contained in Longnecker’s executive compensation review from October 2009, our compensation committee recommended to our Board of Directors that we enter into a second amended and restated employment agreements with each of Messrs. Smith and Robert, which we entered into on February 8, 2010, effective January 1, 2010. In addition to the annual bonuses based on the achievement of specified performance objectives discussed above, the second amended and restated agreements increased the base salaries of Messrs. Smith and Robert to $295,000 and $275,000 per year, respectively, awarded each executive 15,000 restricted units pursuant to our Long-Term Incentive Plan (“LTIP”) and provided for an annual grant of 15,000 phantom units to be granted pursuant to our LTIP. The term of the second amended and restated employment agreements will continue until January 1, 2013, with subsequent one year renewals in the event that neither we nor the executives have given notice to the other parties that these employment agreements should not be extended.

Employment Agreement with Mr. Pence. The initial term under Mr. Pence’s original employment agreement expired on May 15, 2010. Our compensation committee recommended to our Board of Directors that we enter into a new employment agreement with Mr. Pence, which we entered into on June 18, 2010, effective as of May 15, 2010. In addition to the annual bonuses based on the achievement of specified performance objectives discussed above, the employment agreement increased the base salary of Mr. Pence to $260,000 per year, awarded him 12,500 restricted units pursuant to our LTIP and provided for an annual grant of 12,500 phantom units to be granted pursuant to our LTIP. The term of the employment agreement with Mr. Pence will continue until May 15, 2013, with subsequent one year renewals in the event that neither we nor Mr. Pence have given notice to the other that the employment agreement should not be extended.

Key Provisions of Current Executive Employment Agreements. The restricted units granted under the restricted unit agreements are subject to a restricted period of three years. One-third of the aggregate number of the units will vest on each one-year anniversary of the date of grant so long as the executive remains continuously employed with the Company. In the event the executive is terminated without cause, or the executive resigns for good reason (as defined in the employment agreements), or the executive is terminated due to his death or disability (as defined in the employment agreements), all unvested outstanding restricted units shall receive accelerated vesting. In the event that the executive is terminated for cause, all restricted units, whether vested or unvested, will be forfeited. Upon the occurrence of a change of control (as defined in our LTIP), all unvested outstanding restricted units shall receive accelerated vesting.

The phantom units are also subject to a three year vesting period, although the vesting is not pro-rata, but a one-time event which shall occur on the third anniversary of the date of grant so long as the executive remains continuously employed with the Company during such time. The phantom units are accompanied by dividend equivalent rights, which entitle the executives to receive the value of any dividends made by us on our units generally with respect to the number of phantom shares that executive received pursuant to this grant. In the event the executive is terminated for cause (as defined in the employment agreements), all phantom units, whether vested or unvested, will be forfeited. The phantom units, once vested, shall be settled upon the earlier to occur of (a) the occurrence of a change of control (as defined in our LTIP), or (b) the executive’s separation from service (as defined in section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)).

Both the restricted units and the phantom units will be subject to all the terms and conditions of our LTIP as well as the individual award agreements which govern the equity-based compensation awards. Neither the restricted units nor the phantom units are transferable other than by will or the laws of descent and distribution. We will withhold from the settlement or payment of the awards, as applicable, any amounts or shares of units necessary to satisfy our withholding obligations.

In the event of a change of control (as defined in our LTIP), the employment agreements will provide a change in control payment to the executives in the amount of two times their then-current base salary and annual bonus, and the value of any restricted unit awards that became vested in the year immediately prior to the change of control, although this payment is capped at $2,000,000. Any outstanding restricted units or phantom units held by the executives at the time of the change of control shall be accelerated and settled according to the terms of our LTIP and any applicable individual award agreement.

In the event such a change of control payment creates an excise tax for any of the named executive officers pursuant to section 4999 of the Code, the executives will receive a gross-up payment in an amount necessary to cover the additional excise taxes, though such a gross-up will not apply to any Federal, state or local taxes that were imposed upon the change of control payment that originally gave rise to the excise taxes.

The employment agreements contain the same non-competition, non-solicitation and confidentiality provisions as the executives’ original employment agreements, as well as continue to require the executives to sign a release in our favor prior to receiving any severance payments pursuant to the employment agreements. Severance payments pursuant to the executives’ termination for reasons other than cause also remain consistent with the original employment agreements.

Compensation Committee Meetings. Our compensation committee meets annually in the fourth quarter and in the following first quarter of each fiscal year and also holds additional meetings as required to carry out its duties. The chairman of the compensation committee works with our Chief Executive Officer to establish each meeting agenda.

The compensation committee has established an annual process for establishing executive compensation. At the compensation committee’s annual fourth quarter meeting, a determination is made of base salaries for the succeeding calendar year. At each following regular first quarter meeting, the compensation committee considers equity awards, either in the form of restricted unit grants, phantom unit grants, unit option awards or any combination thereof under the Company’s LTIP, for the previous year based upon the achievement of individual and company financial objectives.

The compensation committee typically meets, at least once, in the presence of our Chief Executive Officer and our Chief Financial Officer. Depending upon the agenda for a particular meeting, the compensation committee may also invite other directors to participate in compensation committee meetings. The compensation committee also meets in executive session without management. The chairman of the compensation committee works with our Chief Executive Officer and with Longnecker to assemble meeting materials, which are distributed to compensation committee members for review in advance of each meeting.

Role of Executive Officers. Except with respect to his own compensation, our Chief Executive Officer, with advice from our other executive officers as appropriate, plays a significant role in the compensation committee’s establishment of compensation levels for our executive officers. The most significant aspects of his role in the process are:

•	evaluating performance; and

•	recommending base salary levels and LTIP awards.

With respect to compensation for all other named executive officers, the compensation committee meets with our Chief Executive Officer outside the presence of all our other executive officers. The compensation committee meets outside the presence of all of our executive officers to consider appropriate compensation for our Chief Executive Officer.

Role of Compensation Consultant. The compensation committee has chosen to employ Longnecker as its compensation consultant since the year ended December 31, 2008. Longnecker conducts an annual competitive market analysis of our top three executives’ total compensation packages (our named executive officers), and provides their independent, third-party executive compensation review concluding with analyses and recommendations for our existing compensation programs. The compensation committee instructs Longnecker to assess the competitiveness of our current compensation programs compared to peer companies within the energy industry with annual revenue levels and market capitalization similar to ours. Longnecker conducted its review by gathering compensation data from peer company proxy statements as well as public and private salary surveys. The peer companies (the “Peer Group”) chosen by Longnecker for its April 2011 analysis were:

•	Abraxas Petroleum Corp.

•	Breitburn Energy Partners L.P.

•	Brigham Exploration Company

•	Carrizo Oil & Gas, Inc.

•	EV Energy Partners, L.P.

•	GeoResources Inc.

•	Legacy Reserves, LP

Elements of Compensation

We have determined that our executives’ compensation should consist of following elements:

Base Salary. Base salaries established for our named executive officers were initially established on the dates of hire by negotiation with the individual officer and by comparison to the compensation packages of similarly positioned officers of other companies in our industry, such as Linn Energy, LLC and Breitburn Energy Partners, L.P. We used the compensation packages of the executive officers of these companies as a starting point for our negotiations when the initial employment agreements for our officers were entered into. Following Longnecker’s assistance in gathering information on comparable companies for these purposes, the compensation committee uses the Peer Group for base salary comparisons until such time as our Board of Directors or the compensation committee determines that the Peer Group is no longer an appropriate benchmark for such comparisons or that the companies included in the Peer Group need to be altered.

Annual Cash Incentive Compensation and LTIP Awards. We believe that long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of unit-based awards. We adopted the LTIP prior to the consummation of our initial public offering, which permits the grant of our units, unit options, restricted units, phantom units and unit appreciation rights. Through the year ended December 31, 2011, only unit options, restricted units and phantom units have been granted under the LTIP. The compensation committee has the authority under the LTIP to award incentive compensation to our executive officers in such amounts and on such terms as the compensation committee determines in its sole discretion.

Annual cash incentive compensation is intended to compensate officers for achieving financial and operational goals and for achieving individual annual performance objectives. Prior to 2010, we did not maintain any incentive compensation plans based on pre-defined performance criteria other than those established under the grant of the phantom units. Beginning with the second amended and restated employment agreements entered into with Messrs. Smith and Robert on February 8, 2010 and the employment agreement entered into with Mr. Pence on June 18, 2010, we have linked annual cash incentives to the achievement of specified performance objectives in an effort to align executives’ incentives with creation of Unitholder value, as measured by our ability to (i) generate stable cash flows allowing us to make quarterly cash distributions to our Unitholders and over time to increase our quarterly cash distributions and (ii) increase the market value of our units. To evaluate the achievement of these goals, the annual bonus is composed of two company performance elements, absolute target distribution growth and relative unit performance to a specified peer group, as well as a third discretionary element to be determined by our Board of Directors. The annual bonus will not require a minimum payout, but the maximum payout may not exceed two times such executive officer’s base salary.

We expect that the compensation committee may implement and maintain other plans that are based on achieving financial and operational goals and for achieving individual annual performance objectives in the future. Performance objectives are expected to vary depending on the individual executive, but are expected to relate generally to strategic factors such as expansion of our operations and to financial factors such as improving our results of operations and increasing our quarterly cash distributions. We expect such performance targets will include increases in our quarterly cash distributions to our Unitholders, proved reserves and production. The actual amount of incentive compensation for each year will be determined following a review of each executive’s individual performance and contribution to our strategic goals conducted during the first quarter of the following year.

Additional Equity Compensation Grants. Pursuant to the terms of their initial employment agreements, Messrs. Smith and Robert were entitled to receive annual grants of phantom units in amounts equal to 1.0% of our units outstanding at that time. These grants were intended to reward these individuals for their prior service with our company and their efforts in connection with our initial public offering, to encourage performance following our initial public offering, and to align the interests of management with those of our Unitholders. Specific information and restrictions relating to these grants is contained in the Narrative Disclosure to the 2011 Summary Compensation Table.

According to the terms of their second amended and restated employment agreements entered into February 8, 2010, effective January 1, 2010, Messrs. Smith and Robert were each granted 15,000 restricted units and are entitled to receive an annual grant of 15,000 phantom units pursuant to our LTIP. According to the terms of the employment agreement entered into June 18, 2010, effective May 15, 2010, Mr. Pence was granted 12,500 restricted units and is entitled to receive an annual grant of 12,500 phantom units pursuant to our LTIP. These grants are intended to reward these individuals for their service with our company and to align the interest of management with those of our Unitholders.

Other Compensation. Our executive officers’ employment agreements provide the executive with certain other benefits, including reimbursement of business and entertainment expenses. Each executive is eligible to participate in all benefit plans and programs that are or in the future may be available to other executive employees of our company, including any profit-sharing plan, thrift plan, health insurance or health care plan, disability insurance, pension plan, supplemental retirement plan, vacation and sick leave plan, and other similar plans. The compensation committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites as it deems advisable. We believe that these benefits and perquisites are typically provided to senior executives of comparable companies in our industry.

2011 Executive Compensation Components

For the year ended December 31, 2011, the principal components of compensation for named executive officers were:

•	Short-term compensation:

•	base salary

•	distributions on restricted units and phantom unit awards

•	Long-term equity compensation:

•	restricted units

•	unit option grants

•	Retirement and other benefits.

•
While our compensation committee determined that a large amount of “at-risk” compensation is appropriate to retain and motivate our named executive officers in providing future services to us, they have recognized that our historical mix of compensation components, established through employment agreements put in place before our initial public offering and the establishment of our compensation committee, was somewhat anomalous in comparison to our Peer Group. In an effort to re-align the mix of compensation components, at its meeting in April 2011, our compensation committee (i) increased the base salaries of Messrs. Smith and Robert to $400,000 and $335,000, respectively, (ii) increased the amount of long-term compensation for Messrs. Smith and Robert by maintaining the annual grant of phantom units to Messrs. Smith and Robert of 15,000 per year, effective January 1, 2011 and (iii) increased the grant of  restricted units to Messrs. Smith and Robert from 15,000 to 25,000 each effective May 18, 2011. In April 2011, Mr. Smith met with our compensation committee and discussed the compensation plan for Mr. Pence.   Per the terms of Mr. Pence’s employment agreement entered into on June 18, 2010 with an effective date of May 15, 2010, an annual award of 12,500 restricted units and 12,500 phantom units were granted with a May 18, 2011 effective date.  In addition, Mr. Pence received an increase in base salary from $260,000 to $310,000.

Base Salary

We provide our named executive officers and other employees with a base salary to provide them with a reasonable base level of monthly income relative to their role and responsibilities they perform during the fiscal year. Base salaries paid to our named executive officers prior to 2010 were initially established on the date of hire by negotiation with the individual officer and available market data, as adjusted annually by our compensation committee. Following the compensation committee’s meeting in February 2010, the base salaries of Messrs. Smith and Robert were increased from $225,000 to $295,000 and $225,000 to $275,000, respectively, on February 8, 2010 (effective January 1, 2010). Following the compensation committee’s meeting in April 2010, the base salary of Mr. Pence increased from $225,000 to $260,000. Following the compensation committee’s meeting in April 2011, the base salaries of Messrs. Smith and Robert were increased from $295,000 to $400,000 and $275,000 to $335,000, respectively, effective May 1, 2011.   Following the compensation committee’s meeting in April 2011 and the review and recommendation by the Chief Executive Officer, the base salary of Mr. Pence increased from $260,000 to $310,000, effective May 1, 2011.

Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to salaries of our executives are based on the compensation committee’s assessment of the individual’s performance. During its review of base salaries for executives, the compensation committee will primarily consider:

•	market data to be provided by outside consultants;

•	internal review of the executive’s compensation, both individually and relative to other executive officers; and

•	individual performance of the executive.

The Longnecker executive compensation review conducted in April 2011 revealed that in comparison to Chief Executive Officer and Chief Financial Officer base salaries at our Peer Group, our named executive officers were receiving a base salary that was, on average, approximately 74% of the base salaries of comparable executive officers at companies in the 75th percentile of our Peer Group and 89% of companies in the 50th percentile of our Peer Group.

Quarterly Cash Distributions on Unvested Restricted Unit Awards and Payments on Phantom Unit Awards

Participants, including our named executive officers, who receive restricted unit grants or phantom units grants receive current distributions paid on the units awarded, with the units being retained in our custody and subject to restrictions on sale or transfer until the restrictions lapse (in the case of restricted units) or the awards are settled (in the case of phantom units). Alternatively, participants may elect to defer all or any portion of this benefit in the form of units with restricted transferability. Each of our named executive officers received the following distributions on their unvested restricted units and their phantom unit awards in 2011:

Name	2011 Distributions on Unvested Restricted Units	2011 Payment on Phantom Units
Scott W. Smith	$51,638	$—	(1)
Richard A. Robert	$51,638	$68,475
Britt Pence	$57,774	$—	(1)

(1)	Messrs. Smith and Pence elected to defer quarterly cash distributions on their phantom units per the terms of their employment agreements.

Long-Term Incentive Compensation

Our LTIP was adopted to incentivize and reward employees, consultants and directors and employees of our’s and our affiliates who perform services for us. The LTIP consists of: unit grants, unit options, restricted units, phantom units and unit appreciation rights. The LTIP limits the number of units that may be delivered pursuant to awards to an aggregate of 1,000,000 units. The plan is administered by the compensation committee of our Board of Directors.

The long-term incentive plan does not provide for formulaic or automatic grants of any awards. It is a traditional omnibus plan, i.e., one that permits the grant of various types of awards (units, options, appreciation rights, restricted units and phantom units) as determined by our compensation committee, in its sole discretion. The LTIP is designed to give the compensation committee the maximum flexibility in determining when to grant awards, to whom awards will be granted, the type and amount of awards and the general terms (vesting, performance criteria and other matters) of each award. Awards may vary between individuals, between classes of individuals, by year or on any other basis the compensation committee determines to be appropriate.

The only limitations on the compensation committee’s discretion with respect to grants are, in general, (i) no more than 1,000,000 units may be delivered pursuant to awards granted under the LTIP, of which no more than 500,000 may be delivered with respect to restricted unit grants, (ii)the minimum exercise price for options and appreciation rights may not be less than the closing sales price of a unit on the date of grant and (iii) awards may be granted to any of our directors, employees or consultants or the employees of any of our affiliates. Like most companies, the compensation committee has decided that it will use the services of a compensation consultant in determining which individuals who perform services (directly or indirectly) for our benefit will receive awards, the type of award or awards, the amount and the performance and vesting terms of such awards. It is anticipated that awards will be made only once a year to employees, in general.

Our Board of Directors and the compensation committee of the Board of Directors have the right to alter or amend the LTIP or any part of the plan from time to time, including increasing the number of units that may be granted, subject to Unitholder approval as required by the exchange upon which the units are listed at that time. However, no change in any outstanding grant may be made that would materially reduce the benefits of the participant without the consent of the participant.

In keeping with our philosophy that compensation should incentivize executives and create long-term value for our Unitholders, we currently provide the majority of our named executive officer’s compensation in the form of long-term incentive compensation. The Longnecker executive compensation report conducted in April 2011 showed that, on average, the long-term compensation of our executive officers for 2011 was 53% of the 75th percentile of our Peer Group and 85% of the 50th percentile of our Peer Group.

  Unit Grants

A unit grant is a unit that is vested immediately upon issuance. In the future, the compensation committee may determine to make unit grants under the plan to employees and members of our Board of Directors.

Restricted Unit Awards

A restricted unit is a unit that vests over a period of time and that during such time is subject to forfeiture. In the future, the compensation committee may determine to make grants of restricted units under the plan to employees, consultants and directors containing such terms as the compensation committee shall determine appropriate at that time. The compensation committee will determine the period over which restricted units (and distributions related to such units) granted will vest. The compensation committee may base its determination upon the achievement of specified financial objectives. In addition, the restricted units will vest upon a change of control of our company, as defined in the LTIP, unless provided otherwise by the compensation committee.

If a grantee’s employment, consulting relationship or membership on the Board of Directors terminates for any reason, the grantee’s restricted units will be automatically forfeited unless, and to the extent, the compensation committee or the terms of the award agreement provide otherwise. Units to be delivered as restricted units may be units issued by us, units acquired by us in the open market, units acquired by us from any other person or any combination of the foregoing. If we issue new units upon the grant of the restricted units, the total number of units outstanding will increase.

Unit Option Awards

A unit option is a right to purchase a unit at a specified price. The LTIP permits the grant of options covering units. In the future, the compensation committee may determine to make grants of unit options under the LTIP to employees, consultants and members of our Board of Directors containing such terms as the compensation committee shall determine. Unit options will have an exercise price that will not be less than the fair market value of the units on the date of grant. In general, unit options granted will become exercisable over a period determined by the compensation committee, although vesting may accelerate upon the achievement of specified financial objectives. In addition, the unit options will become exercisable upon a change in control of our company, unless provided otherwise by the compensation committee. If a grantee’s employment, consulting relationship or membership on the Board of Directors terminates for any reason, the grantee’s unvested unit options will be automatically forfeited unless, and to the extent, the option agreement or the compensation committee provides otherwise.

Upon exercise of a unit option (or a unit appreciation right settled in units), we will issue new units, acquire units on the open market or directly from any person or use any combination of the foregoing, in the compensation committee’s discretion. If we issue new units upon exercise of the unit options (or a unit appreciation right settled in units), the total number of units outstanding will increase.

Phantom Units

A phantom unit entitles the grantee to receive, upon the vesting of the phantom unit, cash equivalent to the value of the phantom unit or, in the discretion of the grantee, the number of common units equal to the value of the phantom unit. In the future, the compensation committee may determine to make additional grants of phantom units under the plan to employees, consultants and directors containing such terms as the compensation committee shall determine. The compensation committee will determine the period over which future grants of phantom units granted to employees, consultants and members of our Board of Directors will vest. The compensation committee may base its determination upon the achievement of specified financial objectives. In addition, the phantom units will vest upon a change of control of our company, unless provided otherwise by the committee.

If a grantee’s employment, consulting relationship or membership on the Board of Directors terminates for any reason, the grantee’s phantom units will be automatically forfeited unless, and to the extent, the compensation committee or the terms of the award agreement provide otherwise. Units to be delivered upon the vesting of phantom units may be units issued by us, units acquired by us in the open market, units acquired by us from any other person or any combination of the foregoing. If we issue new units upon vesting of the phantom units, the total number of units outstanding will increase. The compensation committee, in its discretion, may grant tandem distribution equivalent rights with respect to phantom units that entitle the holder to receive cash equal to any cash distributions made on units while the phantom units are outstanding.

Unit Appreciation Rights

The LTIP will permit the grant of unit appreciation rights. A unit appreciation right is an award that, upon exercise, entitles the participant to receive all or part of the excess of the fair market value of a unit on the exercise date over the exercise price established for the unit appreciation right. Such excess may be paid in units, cash or a combination thereof, as determined by the compensation committee in its discretion. Initially, we do not expect to grant unit appreciation rights under our LTIP. In the future, the compensation committee may determine to make grants of unit appreciation rights under the plan to employees, consultants and directors containing such terms as the compensation committee shall determine. Unit appreciation rights will have an exercise price that will not be less than the fair market value of the units on the date of grant. In general, unit appreciation rights granted will become exercisable over a period determined by the compensation committee. In addition, the unit appreciation rights will become exercisable upon a change of control of our company, unless provided otherwise by the committee. If a grantee’s employment, consulting relationship or membership on the Board of Directors terminates for any reason, the grantee’s unvested unit appreciation rights will be automatically forfeited unless, and to the extent, the grant agreement or compensation committee provides otherwise.

Class B Units

We established a series of Class B units for issuance to management pursuant to our Class B unit plan. We issued 240,000 Class B units and 125,000 Class B units to Messrs. Smith and Robert, respectively in April 2007 and issued 50,000 Class B units to Britt Pence and 5,000 units to Patty Avila-Eady on August 15, 2007. There are an additional 40,000 Class B units available to be issued in the future, though no Class B units were awarded to any executive during the 2011 year and we do not expect to grant any additional Class B units in the future. The Class B units have substantially the same rights as the common units and, upon vesting, will become convertible at the election of the holder into common units. Unless the context otherwise requires, all references to our “common units” or our “units” refer collectively to our common units and our Class B units, each representing a membership interest in us.

Retirement and Other Benefits

Termination Arrangements and Change in Control Provisions

We maintain employment and other compensatory agreements with our named executive officers to ensure they will perform their roles for an extended period of time. These agreements are described in more detail elsewhere in this Proxy Statement; please read the “Narrative Disclosure to Summary Compensation Table.” These agreements provide for severance compensation to be paid under certain conditions, such as following a change in control, involuntary termination, termination by us “without cause,” death or disability, each as defined in the applicable agreement.

The employment and other compensatory agreements between us and our named executive officers and the related severance provisions are designed to meet the following objectives:

•
Change in Control. In certain scenarios, the potential for merger or being acquired may be in the best interests of our Unitholders. As a result, we provide severance compensation to certain executive following a change in control transaction to promote the ability of the officer to act in the best interests of our Unitholders even though his or her employment could be terminated as a result of the transaction.

•
Termination Without Cause. If we terminate the employment of certain executive officers “without cause” as defined in the applicable agreement, we are obligated to pay the officer certain compensation and other benefits as described in greater detail in “Potential Payments upon Termination or Change in Control” below. We believe these payments are appropriate because the terminated officer is bound by confidentiality, nonsolicitation and non-compete provisions for one year after termination. Both parties have mutually agreed to severance terms that would be in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in the best interests of the company and its Unitholders.

Perquisites

We believe in a simple, straight-forward compensation program and as such, named executive officers are not provided unique perquisites or other personal benefits. The compensation committee periodically reviews the use of potential perquisites that could result in personal benefits to our named executive officers. Consistent with the compensation committee’s strategy, no perquisites or other personal benefits have or are expected to exceed $10,000 annually for any of our named executive officers.

Retirement Savings Plan

All employees, including our named executive officers may participate in our Retirement Savings Plan, or 401(k) Plan. We provide this plan to help our employees save for retirement in a tax-efficient manner. Each employee may currently make pre-tax contributions of up to $17,000 of their base salary if they are under 50 years old and $22,500 of their base salary if they are over 50 years old. We are making “safe harbor” matching contributions to the 401(k) Plan equaling up to 6% of compensation (subject to certain adjustments) for each eligible employee, including the named executive officers (up to a maximum amount of $15,000 for 2012). All contributions are fully vested. All amounts that we have contributed to the 401(k) Plan on behalf of our named executive officers are disclosed in the “Summary Compensation Table.”

Nondiscriminatory Health and Welfare Benefits

All eligible employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Risk Considerations in our Overall Compensation Program

We believe that our compensation program is structured in such a way as to discourage excessive risk-taking. In making this determination, we considered various aspects of our compensation program, including the mix of fixed and performance-based compensation for management and other key employees. The Company’s performance-based compensation awards are designed to reward both short- and long-term performance. By linking a portion of total compensation to our long-term performance, we mitigate any short-term risk that could be detrimental to our long-term best interests and the creation of unitholder value. Our equity-based performance awards are subject to multi-year vesting periods and derive their value from our total performance, which we believe further encourages decision-making that is in the long-term best interests of us and our unitholders. We believe that in the aggregate, our compensation program discourages any risk-taking that could be detrimental to the long-term interests of our company, our performance, or our unit price. In conclusion, we believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Implications

Accounting for Unit-Based Compensation

We account for unit-based payments for all awards under our LTIP in accordance with the requirements of FASB ASC Topic 718. The compensation committee reviews the FASB ASC Topic 718 grant date value in connection with granting equity awards.

Tax Considerations of Executive Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) and the regulations that accompany it limit the deductibility of compensation paid to certain executive officers may be limited in certain circumstances.  As a limited liability company, we are not subject to Section 162(m).

Section 409A of the Code governs the payment of deferred compensation. Failure to comply with the requirements of Section 409A of the Code can result in an additional 20% excise tax on noncompliant payments to executives, and we have taken precautions to design both our executive employment agreements and the LTIP to comply with the payment restrictions of Section 409A of the Code or the regulations thereunder.

Unit Ownership Guidelines

We believe that broad-based unit ownership by our employees, including our named executive officers, is the most effective method to deliver superior Unitholder returns by increasing the alignment between the interests of our employees and our Unitholders. We do not, however, have a formal requirement for unit ownership by any group of employees or directors.

Report of the Compensation Committee

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Loren Singletary, Chairman

Bruce W. McCullough

Richard Anderson

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the preceding report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or incorporated by reference into any filing except to the extent the foregoing report is specifically incorporated by reference therein.

2011 Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid to our named executive officers for the fiscal years ended December 31, 2011, 2010 and 2009.

Name and Principal Position	Year	Salary (1)	Bonus	Unit Awards (2) (3)	Phantom Unit Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation(6)	Total
Scott W. Smith
President, Chief Executive Officer and Director	2011	$365,000	$566,666	$690,250	$52,632	—	$9,800	$1,684,438

	2010	$295,000	$540,833	$331,050	—	—	$9,800	$1,176,683

	2009	$225,000	—	—	—	$2,149,585	$9,188	$2,383,773
Richard A. Robert
Executive Vice President, Chief Financial Officer and Secretary	2011	$315,000	$474,583	$1,334,000	$52,632	—	$9,800	$2,186,015

	2010	$275,000	$504,166	$331,050	—	—	$9,800	$1,120,016

	2009	$225,000	—	—	—	$2,149,585	$9,750	$2,384,335

Britt Pence	2011	$293,333	$439,166	$345,125	$78,461	—	$9,800	$1,165,885
Vice President of Engineering	2010	$242,500	$476,666	$413,830	—	—	$8,358	$1,141,354
	2009	$225,000	$37,500	$55,200	—	—	$8,250	$325,950

(1)
Effective May 1, 2011 Mr. Smith’s annual salary increased from $295,000 to $400,000 and Mr. Robert’s annual salary increased from $275,000 to $335,000 based upon formal review, recommendation and approval by our compensation committee and Board of Directors.  Effective May 1, 2011 Mr. Pence’s annual salary increased from $260,000 to $310,000 based upon review and approval of Company CEO.

(2)
The amounts in these columns reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards granted pursuant to the LTIP and the Class B Units Plan. No awards were made in 2009 for Messrs. Smith and Robert. On January 4, 2010, Messrs. Smith and Robert were each granted 15,000 restricted units. Mr. Pence was granted 6,000 restricted units on April 1, 2009, 6,500 restricted units on January 4, 2010 and 12,500 restricted units on June 29, 2010. On May 18, 2011, Messrs. Smith and Robert were each granted 25,000 restricted units and Mr. Pence was granted 12,500 restricted units.  On December 20, 2011 Mr. Robert was granted an additional 25,000 restricted units. Assumptions used in the calculation of these amounts are included in footnote 11 to our audited financial statements for the fiscal year ended December 31, 2011, included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(3)	Distributions paid during 2009, 2010 and 2011 on issued, but unvested restricted common units and Class B units pursuant to the unit awards are not shown in this table.

(4)
The amounts in this column reflect the aggregate fair value at December 31, 2011 of phantom unit awards granted pursuant to the LTIP. Messrs. Smith and Robert receive an annual grant of 15,000 phantom units, each and Mr. Pence receives an annual grant of 12,500 phantom units. Pursuant to Messrs. Smith and Robert’s employment agreements, the phantom unit value is tied to the appreciation of the VNR unit price from the date of grant to the vesting date. Alternatively, Mr. Pence’s phantom unit value is the VNR unit price at the vesting date. Additionally, these phantom units also have distribution equivalent rights during the vesting period. Mr. Pence elected to defer the quarterly cash distributions on his phantom units and as such receives a 1.25 deferral multiplier per the terms of his employment agreement.

(5)
The amounts in this column reflects the amount paid on the phantom units granted in 2009 to Messrs. Smith and Robert pursuant to their respective employment agreements. The 2009 phantom units were granted on January 1, 2009 in an amount equal to 1% of our common units outstanding on January 1, 2009. The distribution amount paid in either cash or units on these phantom units was in an amount equal to the appreciation in value of our common units, from the date of the grant until the determination date (December 31, 2009), plus cash distributions paid on such common units, less an 8% hurdle rate. Messrs. Smith and Robert each settled the phantom units for 19,480 common units and $1,719,661 in cash.

(6)	Amount shown for each Named Executive Officer includes matching contributions to the Company’s 401(k) Plan.

Narrative Disclosure to the 2011 Summary Compensation Table

The employment agreements and compensation terms in place for each of our executive officers prior to January 1, 2010 were generally established on the dates of hire by negotiation with the individual officer and by comparison to the compensation packages of similarly positioned officers of other companies in our industry, such as Linn Energy, LLC and Breitburn Energy Partners, L.P. Mr. Smith was our initial executive officer, and at the time of his hire date, Mr. Smith and Majeed S. Nami, as our sole owner at the time, negotiated Mr. Smith’s compensation package, the compensation package of a potential Chief Financial Officer. Mr. Robert was hired in January 2007 and his employment agreement and compensation terms ultimately consisted of the terms previously negotiated between Mr. Smith and Mr. Nami in respect of the Chief Financial Officer. Mr. Pence was hired after the Restructuring Plan, and his employment agreement was negotiated between Mr. Pence and Mr. Smith and approved by the members of our Board of Directors in place at that time.

Because of their different positions and responsibilities and dates of hire, our executive officers did not each receive the same compensation terms. For example, Mr. Smith received more Class B units than Messrs. Robert and Pence because of his responsibilities as our President and Chief Executive Officer, and Mr. Robert received more Class B units than Mr. Pence because of his responsibilities as our Executive Vice President and Chief Financial Officer. Further, Messrs. Smith and Robert were employees at the time of and assisted with the completion of the Restructuring Plan. In addition, Messrs. Smith and Robert each received an annual grant of phantom units in an amount equal to 1.0% of the outstanding units because of their positions and responsibilities as well as their length of employment.

Scott W. Smith. Prior to our initial public offering, we entered into an employment agreement with Scott W. Smith, who serves as our President, Chief Executive Officer and Director. Mr. Nami, as our sole owner at the time we hired Mr. Smith, determined the amount of executive compensation to be paid to Mr. Smith. When negotiating the terms of Mr. Smith’s compensation, Mr. Nami and Mr. Smith considered the compensation packages of similarly positioned officers of other companies in our industry, such as Linn Energy, LLC and Breitburn Energy Partners, L.P. The initial term of Mr. Smith’s employment agreement expired on December 31, 2009. The compensation consisted of a base salary of $225,000 per year, subject to increases as determined to be appropriate by our Board of Directors, and health and other benefits as are standard in the industry. Pursuant to this employment agreement, Mr. Smith received an annual grant of a phantom unit equal to 1.0% of the units outstanding at the time of each grant and we incurred the cost of said grants. The 2009 phantom unit was granted on January 1, 2009 and, pursuant to the employment agreement, in an amount equal to 1.0% of our units outstanding on January 1, 2009. The amount paid in either cash or units on a phantom unit was in an amount equal to the appreciation in value of the unit, if any, from the date of the grant until the determination date (the end of our fiscal year), plus cash distributions paid on the units underlying the phantom unit, less an 8% hurdle rate. As the value of our common units on December 31, 2009 was above 108% of the value of our common units on January 1, 2009, Mr. Smith settled the phantom unit for 19,480 common units and $1,719,661 in cash.

The employment agreement was amended in April 2007 for purposes of establishing the form of management equity compensation and to reduce the vesting period of such equity compensation from three to two years. The purpose of the reduction in vesting terms was to adjust for the amount of time that we expected to lapse prior to the completion of our initial public offering, and such reduction was the only change in compensation to Mr. Smith.

On February 8, 2010, we entered into a second amended and restated employment agreement with Mr. Smith, which increased his base salary to $295,000, awarded him 15,000 restricted units pursuant to our LTIP and provided for an annual grant of 15,000 phantom units to be granted pursuant to our LTIP. The term of Mr. Smith’s second amended and restated employment agreement will continue until January 1, 2013 with subsequent one year renewals in the event that neither we nor Mr. Smith have given notice to the other that the employment agreement should not be extended.

On May 1, 2011 Mr. Smith received an increase in base salary from $295,000 to $400,000, a restricted unit award of 25,000 units pursuant to our LTIP with a May 18, 2011 effective date and an annual grant of 15,000 phantom units to be granted pursuant to our LTIP with a January 1, 2011 effective date.

Richard A. Robert. Prior to our initial public offering, we entered into an employment agreement with Richard A. Robert, who serves as our Executive Vice President, Chief Financial Officer and Secretary. Mr. Robert’s employment agreement was negotiated between Mr. Robert and Mr. Smith and was approved by Mr. Nami, as our sole owner. When negotiating the terms of Mr. Robert’s compensation, Mr. Nami, Mr. Smith and Mr. Robert considered the compensation packages of similarly positioned officers of other companies in our industry, such as Linn Energy, LLC and Breitburn Energy Partners, L.P. The initial term of Mr. Robert’s employment agreement expired on December 31, 2009. The compensation consisted of a base salary of $225,000 per year, subject to increases as determined to be appropriate by our Board of Directors, and health and other benefits as are standard in the industry. In addition, upon the completion of our initial public offering, Mr. Robert received options to purchase 100,000 units at the initial public offering price. The term of these options is five years. Pursuant to this employment agreement, Mr. Robert received an annual grant of a phantom unit equal to 1.0% of the units outstanding at the time of each grant and we incurred the cost of said grants. The 2009 phantom unit was granted on January 1, 2009 and, pursuant to the employment agreement, in an amount equal to 1.0% of our units outstanding on January 1, 2009. The amount paid in either cash or units on a phantom unit was in an amount equal to the appreciation in value of the unit, if any, from the date of the grant until the determination date (the end of our fiscal year), plus cash distributions paid on the units underlying the phantom unit, less an 8% hurdle rate. As the value of our common units on December 31, 2009 was above 108% of the value of our common units on January 1, 2009, Mr. Robert settled the phantom unit for 19,480 common units and $1,719,661 in cash.

The employment agreement was amended in April 2007 for purposes of establishing the form of management equity compensation and to reduce the vesting period of such equity compensation from three to two years. The purpose of the reduction in vesting terms was to adjust for the amount of time that we expected to lapse prior to the completion of our initial public offering, and such reduction was the only change in compensation to Mr. Robert.

On February 8, 2010, we entered into a second amended and restated employment agreement with Mr. Robert, which increased his base salary to $275,000, awarded him 15,000 restricted units pursuant to our LTIP and provided for an annual grant of 15,000 phantom units to be granted pursuant to our LTIP. The term of Mr. Robert’s second amended and restated employment agreement will continue until January 1, 2013 with subsequent one year renewals in the event that neither we nor Mr. Robert have given notice to the other that the employment agreement should not be extended.

On May 1, 2011 Mr. Robert received an increase in base salary from $275,000 to $335,000, a restricted unit award of 25,000 units pursuant to our LTIP with a May 18, 2011 effective date and an annual grant of 15,000 phantom units to be granted pursuant to our LTIP with a January 1, 2011 effective date.  On December 20, 2011 Mr. Robert was awarded an additional 25,000 restricted units grant with a 4-year vesting schedule.  This special grant was approved by the audit committee and Board of Directors for Mr. Robert’s leadership role with the accounting staff in the transformational event for the Company of closing the merger with Encore Energy Partners LP.  This was also discussed with the third party compensation consultants, Longnecker who issued a reasonableness award letter related to issuing a 25,000 restricted unit grant to Mr. Robert.

Britt Pence. Prior to our initial public offering, we entered into an employment agreement with Britt Pence, who serves as our Senior Vice President of Engineering. Mr. Pence’s employment agreement was negotiated between Mr. Pence and Mr. Smith and approved by the members of our Board of Directors in place at that time. The agreement was for a three year term and would renew each year thereafter for a one year term unless cancelled by either party upon 90 days’ prior written notice. The compensation consisted of a base salary of $225,000 per year, subject to increases as determined to be appropriate by our Board of Directors, and health and other benefits as were standard in the industry. In addition, upon the completion of our initial public offering, Mr. Pence received options to purchase 75,000 units at the initial public offering price. The term of these options is five years. On February 8, 2010, our Board of Directors made a one-time grant of 6,500 restricted units to Mr. Pence pursuant to our LTIP.

On June 18, 2010, we entered into a new employment agreement with Mr. Pence, which increased his base salary to $260,000, awarded him 12,500 restricted units pursuant to our LTIP and provided for an annual grant of 12,500 phantom units to be granted pursuant to our LTIP. The term of Mr. Pence’s second amended and restated employment agreement will continue until May 15, 2013 with subsequent one year renewals in the event that neither we nor Mr. Pence have given notice to the other that the employment agreement should not be extended.

On May 1, 2011 Mr. Pence received an increase in base salary from $260,000 to $310,000, a restricted unit award of 12,500 units pursuant to our LTIP with a May 18, 2011 effective date and an annual grant of 12,500 phantom units to be granted pursuant to our LTIP with a May 15, 2011 effective date.

Grants of Plan Based Awards

The following table sets forth the restricted units and phantom unit awards we have made under our LTIP to the named executive officers for the year ended December 31, 2011.

Name	Grant Date	All Other Unit Awards; Number of Units (#)(1)	All Other Option Awards (2)	Exercise or Base Price of Option Awards(2)	Grant Date Fair Value of Unit Awards and Option Awards ($)
Scott W. Smith	1/1/2011 5/18/2011	- 25,000	15,000 -	$29.65(2) -	$52,632(3) $690,250(4)
Richard A. Robert	1/1/2011 5/18/2011 12/20/2011	- 25,000 25,000	15,000 - -	$29.65(2) - -	$52,632(3) $690,250(4) $643,750(5)
Britt Pence	5/15/2011 5/18/2011	12,500 12,500	-	- -	$78,461(3) $345,125(4)

(1)
  All awards in this column are restricted unit grants, other than the 12,500 awards granted to Mr. Pence on May 15, 2011, which are phantom unit awards.  Mr. Pence’s phantom unit awards are full value awards, and thus disclosed within the unit awards column.

(2)
  The awards reflected in these columns for Messrs. Smith and Robert are phantom unit awards that are designed to be appreciation vehicles rather than full value awards, which act as unit appreciation rights.  The awards work similarly to an option but are not option awards in the traditional sense.  They have been disclosed in this column to most closely reflect the requirements of the SEC’s disclosure rules.  The awards do not have an “exercise” price like a traditional option award, but the value for the awards will be based upon the appreciation in the value of our common units from the date of grant until the date that the award is vested.   We consider the “base” price of these awards to be the closing sales price of our common units on January 1, 2011, of $29.65.

(3)	These amounts reflect the aggregate fair value at December 31, 2011 of phantom unit awards granted pursuant to the LTIP.

(4)	Amounts reflect the grant date fair value according to FASB ASC Topic 718, which use the closing sales price of our common units on May 17, 2011 of $27.61.

(5)	Amounts reflect the grant date fair value according to FASB ASC Topic 718, which use the closing sales price of our common units on December 19, 2011 of $25.75.

Outstanding Equity Awards at December 31, 2011

	Option Awards				Unit Awards
Name	Units Underlying Unexercised Exercisable Options (#)	Units Underlying Unexercised Unexercisable Options	Option Exercise Price ($)	Option Expiration Date(1)	Number of Unvested Units (3)	Market Value of Unvested Units ($)(4)
Scott W. Smith	—	15,000 (2)	$ 22.07	—	35,000	$967,050
		15,000 (2)	$ 29.65	—
Richard A. Robert	100,000		$ 19.00	10/29/2012	60,000	$1,657,800
		15,000 (2)	$ 22.07
		15,000 (2)	$ 29.65
Britt Pence	75,000		$ 19.00	10/29/2012	56,500	$1,561,095

(1)	Options expire five years from date of grant and are currently fully vested.

(2)
As noted above, the 15,000 phantom units that Messrs. Smith and Robert each received in 2010 and 2011 are designed to be appreciation rights vehicle that act most similarly to a stock option award.  The exercise price shown for these awards reflect the closing sales price of our common units on January 1, 2010 and January 1, 2011, respectively.  The 2010 awards will vest in full on January 1, 2013, and the 2011 awards will vest in full on January 1, 2014

(3)
Messrs. Smith and Robert’s restricted common units will vest in equal one-third installments on each anniversary of the grant date.  For 10,000 restricted units that remain outstanding for each of Messrs. Smith and Robert, the grant date was January 1, 2010.   For the remaining restricted units, the grant dates are reflected in the Grants of Plan-Based Awards above.  Mr. Pence’s restricted common units vest after three years from the initial date of grant. For the 31,500 restricted units that remain outstanding for Mr. Pence, the grant dates were January 1, 2010, June 29, 2012 and May 18, 2011. Mr. Pence’s 2010 and 2011 phantom units of 25,000 units will vest in full on May 15, 2013 and 2014, respectively.

(4)	Based on the closing sales price of our common units on December 30, 2011 of $27.63.

None of our named executive officers exercised any unit options during 2011.

Pension Benefits

We do not provide pension benefits for our named executive officers or other employees. Retirement benefits are provided through the 401(k) Plan, as discussed previously.

Non-Qualified Deferred Compensation

We do not have a non-qualified deferred compensation plan and as such, no compensation has been deferred by our named executive officers or our other employees. The Retirement Savings Plan is a deferred compensation arrangement under Section 401(k) of the Code and a qualified plan under section 401(a) the Code.

Potential Payments upon Termination or Change of Control

The executive officers’ current employment agreements provide for substantially similar trigger events for the termination of employment and payments upon such termination. Messrs. Smith, Robert, and Pence’s employment agreements contained substantially similar events triggering termination of employment prior to their second amendment and restatement.

Trigger Events. An executive officer’s employment agreement will terminate upon the executive’s death or upon the executive’s disability, which is defined as his becoming unable to substantially perform his duties as an employee as a result of sickness or injury, and shall have remained unable to perform any such duties for a period of more than 180 consecutive days in any 12-month period.

We, by action of our Board of Directors, may also terminate an executive’s employment agreement at any time for “cause” which means: (1) the executive officer’s commission of theft, embezzlement, any other act of dishonesty relating to his employment with us or any willful and material violation of any law, rules or regulation applicable to us, including, but not limited to, those laws, rules or regulations established by the SEC, or any self-regulatory organization having jurisdiction or authority over the executive officer or us, (2) the executive officer’s conviction of, or plea of guilty or nolo contendere to, any felony or of any other crime involving fraud, dishonesty or moral turpitude, (3) a determination by the Board of Directors that the executive officer has materially breached the employment agreement (other than during any period of disability) where such breach is not remedied within 10 days after written demand by the Board of Directors for substantial performance is actually received by the executive officer which specifically identifies the manner in which the Board of Directors believes the executive officer has so breached, or (4) the executive officer’s willful and continued failure to perform his reasonable and customary duties pursuant to his position with us which such failure is not remedied within 10 days after written demand by the Board of Directors for substantial performance is actually received by the executive officer which specifically identifies the nature of such failure. We also may terminate an executive’s employment agreement for any other reason, in the sole discretion of our Board of Directors.

The executive may terminate his employment agreement for “good reason,” which means: (1) the assignment to the executive officer of duties and responsibilities that are materially inconsistent with those normally associated with his position excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by us promptly after receipt of notice given by the executive officer, (2) a material reduction in the executive officer’s base salary, (3) the executive officer’s removal from his position as stated in his employment agreement, other than for cause or by death or disability, (4) the relocation of the executive officer’s principal place of business to a location 50 or more miles from its location as of the effective date of his employment agreement without the executive officer’s written consent, (5) a breach by us of his employment agreement, which materially adversely affects the executive officer, and the breach is not cured within 20 days after the executive officer provides written notice to us which identifies in reasonable detail the nature of the breach, and (6) our failure to make any payment to the executive officer as required to be made under the terms of his employment agreement, and the breach is not cured within 20 days after the executive officer provides written notice to us which provides in reasonable detail the nature of the payment. Finally, the executive officer may terminate his employment agreement for any other reason, in his sole discretion.

Payments Made upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, the executive will be entitled to receive amounts earned (but unpaid) during his term of employment. Such amounts include:

•	earned, but unpaid base salary;

•	non-equity incentive compensation earned during the fiscal year;

•	unused vacation pay; and

•	amounts contributed and vested through our Savings Plan (the “Accrued Obligation”).

Termination Due to Disability. If the executive officer’s employment is terminated due to his disability in addition to any Accrued Obligations he may be owed, the executive will be entitled to receive on the date of termination (1) reimbursements for any reasonable and necessary business expenses incurred by the executive officer prior to the date of termination of his employment agreement in connection with his duties (such amounts are referred to as accrued reimbursements) and (4) a payment equal to the executive officer’s base salary for 12 months. Additionally, any unvested Class B units and unvested restricted units held by the executive officer will become fully vested and unrestricted. Termination Due to Death. If the executive officer’s employment is terminated due to his death disability in addition to any Accrued Obligations he may be owed, the executive, his beneficiary or his estate, as applicable, will be entitled to receive on the date of termination (1) accrued reimbursements, (2) a payment equal to the executive officer’s base salary for 12 months and (3) amounts payable in either cash or units on any phantom units outstanding at the time of the termination, including amounts payable on any unvested phantom units previously granted to the executive officer that will vest upon such termination. Additionally, any unvested Class B units and unvested restricted units held by the executive officer will become fully vested and unrestricted.

Termination for Good Reason. If the executive terminates his employment for good reason, disability in addition to any Accrued Obligations he may be owed, we shall pay the executive officer (1) his accrued reimbursements plus (2) a payment equal to the greater of the executive’s base salary for 36 months and the remaining duration of the employment period. Additionally, any unvested restricted units held by the executive officer will become fully vested and unrestricted. Termination Without Cause. If the executive is terminated by us without cause during the term of the employment agreement disability in addition to any Accrued Obligations he may be owed, we shall pay the executive officer (1) his accrued compensation and reimbursements plus (2) a payment equal to the greater of the executive’s base salary for 36 months or the remaining duration of the employment period plus (3) amounts payable in either cash or units on any phantom units outstanding at the time of the termination, including amounts payable on any unvested phantom units previously granted to the executive officer that will vest upon such termination. Additionally, any unvested restricted units held by the executive officer will become fully vested and unrestricted. Termination for Cause or Other Than for Good Reason. Upon termination by us for cause or by the executive other than for good reason (each as defined above), the executive officer is only entitled to accrued reimbursements and any Accrued Obligations that may be due to him at the time of termination. Additionally, any unvested Class B units, unvested or vested restricted units or unvested or vested phantom units held by the executive officer will be forfeited to the Company. Messrs. Smith, Robert and Pence’s employment agreements contain substantially similar benefits upon termination for cause as their prior agreements.

Payments Made upon a Change of Control

Change of Control. Under Messrs. Smith, Robert and Pence’s employment agreements, the event of a change of control will entitle each executive officer to a lump sum severance payment of two times the sum of: (i) such executive officer’s then-current base salary, (ii) then-current annual bonus, and (iii) the value of any restricted unit awards that became vested in the year immediately prior to the change of control. Notwithstanding the forgoing, this lump sum severance payment will be capped at $2,000,000. In addition to a lump sum severance payment, any outstanding unvested or vested restricted units or vested phantom units held by such executive officers at the time of the change of control shall be accelerated and settled according to the terms of the LTIP and any applicable individual award agreement.

Estimated Payments to Executives. Assuming that each executive was terminated under each of the above circumstances on December 31, 2011 and the value of each restricted unit is equal to $27.63 per unit, the closing price of our units on December 30, 2011 (which was the last trading day of the 2011 fiscal year), payments and benefits owed to such executives would have an estimated value as set forth in the tables below.  Actual payment amounts cannot be determined with any certainty until the termination or change in control even occurs in the future.

Scott W. Smith	Cash Severance		Value of Accelerated Equity Awards	Total
Without Cause or for Good Reason	$1,200,000		$967,050	$2,167,050
Change in Control	2,000,000	(1)	967,050	2,967,050
Death	400,000		967,050	1,367,050
Disability	400,000		967,050	1,367,050
Non-renewal of Agreement	—		—	—
Other	—		—	—

(1)
Under Messrs. Smith, Robert and Pence’s employment agreements, the event of a change of control will entitles each executive officer to a lump sum severance payment of two times such executive officer’s then-current base salary and annual bonus, and the value of any restricted unit awards that became vested in the year immediately prior to the change of control, although this payment is capped at $2,000,000 despite the value of the individual components for that year.

Richard A. Robert	Cash Severance		Value of Accelerated Equity Awards	Total
Without Cause or for Good Reason	$1,005,000		$1,657,800	$2,662,8000
Change in Control	2,000,000	(1)	1,657,800	3,657,800
Death	335,000		1,657,800	1,992,800
Disability	335,000		1,657,800	1,992,800
Non-renewal of Agreement	—		—	—
Other	—		—	—

(1)
Under Messrs. Smith, Robert and Pence’s employment agreements, the event of a change of control entitles each executive officer to a lump sum severance payment of two times such executive officer’s then-current base salary and annual bonus, and the value of any restricted unit awards that became vested in the year immediately prior to the change of control, although this payment is capped at $2,000,000 despite the value of the individual components for that year.

Britt Pence	Cash Severance		Value of Accelerated Equity Awards	Total
Without Cause or for Good Reason	$930,000		$870,345	$1,800,345
Change in Control	2,000,000	(1)	870,345	2,870,345
Death	310,000		870,345	1,180,345
Disability	310,000		870,345	1,180,345
Non-renewal of Agreement	—		—	—
Other	—		—	—

(1)
Under Messrs. Smith, Robert and Pence’s employment agreements, the event of a change of control will entitles each executive officer to a lump sum severance payment of two times such executive officer’s then-current base salary and annual bonus, and the value of any restricted unit awards that became vested in the year immediately prior to the change of control, although this payment is capped at $2,000,000 despite the value of the individual components for that year.

Non-Competition Provisions

Each executive’s employment agreement contains non-competition provisions. If an executive’s termination is as a result of the executive’s voluntary termination or termination by us for “cause,” for a period of one year from the date of termination, the executive will not, directly or indirectly:

•	engage in any capacity (i) in any business directly competitive with the business in which we are engaged or (ii) with an entity that is otherwise directly competitive with us;

•
perform for any entity engaged in any business directly competitive with the business in which we are engaged any duty the executive has performed for us that involved the executive’s access to, or knowledge of, our confidential information;

•
induce or attempt to induce any of our customers, suppliers, licensees or other business relations to cease doing business with us or in any way interfere with the relationship between us and any such customer, supplier, licensee or business relation;

•
induce or attempt to induce any of our customers, suppliers, licensees or other business relations with whom the executive had direct business contact in dealings in the course of his employment with us to cease doing business with us or in any way interfere with the relationship between us and any such customer, supplier, licensee or business relation; or

•	solicit with the purpose of hiring or hire any person who is or, within 180 days after such person ceased to be our employee, was our employee.

Following an executive’s termination as a result of an executive’s voluntary termination or termination by us for “cause,” the executive may have investments in securities which are issued by an entity involved in or conducting business that is directly competitive with our business, provided that the executive, directly or indirectly, does not own more than 5% of the outstanding equity or voting securities of such an entity. The executive is also not prohibited from owning an interest in any entity which conducts business that is directly competitive with our business if such interest was owned by the executive when the executive’s employment agreement was executed.

Director Compensation

We use a combination of cash and unit-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us as well as the skill-level required by us of members of our Board of Directors.

Each independent member of our Board of Directors (other than Mr. Wagene who served as director for only part of the year) received restricted common units upon becoming a director. The amount of cash compensation paid to the independent members of our Board of Directors is $15,000 per quarter and an additional $2,500 per quarter for the chairman of the audit committee.

In 2011, each independent member of our Board of Directors received an equity grant of an amount of common units per year valued at $90,000 at the time of such grant for his service as a member of our Board of Directors. In addition, each member of our Board of Directors is reimbursed for out-of-pocket expenses in connection with attending meetings of the Board of Directors or committees. Each director is fully indemnified by us for actions associated with being a member of our Board of Directors to the extent permitted under Delaware law and as provided in our limited liability company agreement.

In 2011, Mr. Wagene received an amount of cash compensation equal to $18,750 and an annual equity grant of an amount of common units per year valued at $65,170 at the time of such grant for his service as a member of our Board of Directors. These amounts reflect that Mr. Wagene only served as a member of our Board of Directors during part of 2011 and resigned from the Board of Directors as of the June 9, 2011 annual meeting and election of directors.

Longnecker conducted a review of our director compensation practices at the same time that it conducted our executive compensation practice review. Again using the Peer Group as a comparison, Longnecker presented the compensation committee with market data regarding annual retainers, equity compensation awards and meeting fees. Our compensation committee has not yet submitted a recommendation to our Board of Directors following its review of the Longnecker report regarding director compensation practices and no changes for the 2012 year have been adopted at this time..

2011 Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to independent directors for the fiscal year ended December 31, 2011.

Name (1)	Fees Earned or Paid in Cash		Unit Awards ($)(2)		Total ($)
W. Richard Anderson	$65,000		$90,000		$155,000
John R. McGoldrick	$55,000		$90,000		$145,000
Bruce W. McCullough	$55,000		$90,000		$145,000
Loren Singletary	$55,000		$90,000		$145,000
Lasse Wagene	$18,750	(3)	$65,170	(3)	$83,920

(1) Mr. Smith is not included in this table as he received no compensation for his service as a director.
(2) Reflects the aggregate grant date fair value of awards granted in 2011 computed in accordance with FASB ASC Topic 718. These restricted units will vest in May 2012.

(3)  These amounts reflect that Mr. Wagene only served as a member of our Board of Directors during part of 2011 and resigned from the Board of Directors as of the June 9, 2011 annual meeting and election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our units by:

•	each Unitholder known by us to be a beneficial owner of more than 5% of our outstanding units;

•	each of our directors and named executive officers; and

•	our directors and executive officers as a group.

The amounts and percentage of units beneficially owned are reported on the basis of the SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, and/or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Percentage of total units beneficially owned is based on 53,474,275 common units outstanding and 420,000 Class B units outstanding. Except as indicated by footnote, to our knowledge the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the address of all of our directors and executive officers is c/o Vanguard Natural Resources, LLC, 5847 San Felipe, Suite 3000, Houston, Texas 77057. Ownership amounts are as of March 19, 2012.

	Common Units Beneficially Owned		Class B Units Beneficially Owned (1)		Total Units Beneficially Owned
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Number	Percentage
Scott W. Smith (2)	70,980	*	240,000	57.1%	310,980	*
Richard A. Robert (2)	120,080	*	125,000	29.8%	245,080	*
Britt Pence (2)	34,500	*	50,000	11.9%	84,500	*
W. Richard Anderson	16,735	*	—	—	16,735	*
John R. McGoldrick	16,735	*	—	—	16,735	*
Bruce W. McCullough	7,735	*	—	—	7,735	*
Loren Singletary	19,735	*	—	—	19,735	*
All directors and executive officers as a group (7 persons)	286,500	*	415,000	98.8%	701,500	1.3%

*	Less than 1%.

(1)	There are an additional 40,000 Class B units available to be issued in the future.

(2)	The Class B units have substantially the same rights as the common units and, upon vesting, will become convertible into common units at the election of the holder.

 PROPOSAL NO. 2: RATIFICATION OF BDO USA, LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012

Vote Required; Recommendation of the Board of Directors

Approval of the proposal to ratify BDO USA, LLP as our independent registered public accounting firm for the year 2012 requires the affirmative vote of a majority of the votes cast by holders of our units present in person or by proxy at the meeting and entitled to vote, assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

Unitholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm is not required by our limited liability company agreement or otherwise. We are submitting the selection of BDO USA, LLP to Unitholders for ratification as a matter of good corporate practice. If this selection of auditor is not ratified by a majority of the outstanding units present in person or by proxy and entitled to vote at the Annual Meeting, the audit committee will reconsider its selection of auditor. We are advised that no member of BDO USA, LLP has any direct or material indirect financial interest in our company or, during the past three years, has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of BDO USA, LLP will attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

On October 14, 2008, the Audit Committee engaged BDO USA, LLP to be our independent registered public accounting firm to audit our financial statements beginning with the fiscal year ended December 31, 2008.

Audit Fees. Audit Fees represent fees for professional services provided by our principal accountant in connection with the audit of our annual financial statements and of management’s assessment and the effectiveness of internal control over financial reporting included in our Form 10-K, the quarterly reviews of financial statements included in our Form 10-Q filings and other statutory or regulatory filings. For the year ended December 31, 2011, we paid BDO USA, LLP Audit Fees in the amount of $551,413.  For the year ended December 31, 2010, we paid BDO USA, LLP Audit Fees in the amount of $507,023.

Audit-Related Fees. Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance by our principal accountant of the audit or review of our financial statements that are not Audit Fees. There were no Audit-Related fees for the years ended December 31, 2011, 2010 or 2009.

Tax Fees. Tax Fees include professional services performed by our principal accountant for tax compliance, tax advice and tax planning. There were no Tax Fees for the years ended December 31, 2011, 2010 or 2009.

All Other Fees. All Other Fees includes the aggregate fees for products and services provided by our principal accountant that are not reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” There were no Other Fees for the years ended December 31, 2011, 2010, or 2009.

Audit Committee Pre-Approval Policies and Practices

Our audit committee must pre-approve any audit and permissible non-audit services performed by our independent registered public accounting firm. Additionally, the audit committee has oversight responsibility to ensure the independent registered public accounting firm is not engaged to perform certain enumerated non-audit services, including but not limited to bookkeeping, financial information system design and implementation, appraisal or valuation services, internal audit outsourcing services and legal services. In 2009, the audit committee adopted an audit and non-audit services pre-approval policy, which set forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm must be approved. Pursuant to the policy, the chairman of the audit committee will be delegated the authority to specifically pre-approve services, which pre-approval will subsequently be reviewed with the committee.

PROPOSAL NO. 3: APPROVAL OF THE FIRST AMENDMENT TO THE VANGUARD NATURAL RESOURCES, LLC LONG-TERM INCENTIVE PLAN

Background and Description of the Proposed First Amendment

The Vanguard Natural Resources, LLC Long-Term Incentive Plan (the “Plan”) was previously approved by our Board and our Unitholders in connection with our initial public offering in 2007.   The Plan was originally adopted with a reservation of 1,000,000 common units to be used in connection with the grants of equity-based awards pursuant to the Plan, of which only 500,000 common units could be used for the grant of restricted unit awards.  As of February 29, 2012, only 246,420 common units were available for future awards under the Plan and 753,580 common units were the subject of outstanding awards under the Plan (of these outstanding awards, 463,580 are in the form of restricted unit awards).  Our Board is adopting, subject to the approval of our Unitholders, a first amendment to the Plan that would authorize an additional 1,000,000 common units to be utilized for awards pursuant to the Plan and eliminate the special limit on restricted unit awards (the “First Amendment”). Accordingly, we are now requesting that our Unitholders approve this First Amendment in order to approve the increase in the maximum number of common units that may be granted as equity-based awards under the Plan.  If our Unitholders approve this Proposal No. 3 and the First Amendment, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the additional common units available for issuance pursuant to the Plan.

Reason for the Proposed First Amendment

The use of equity-based awards under the Plan has been a key component of our compensation program since its adoption in 2007.  The awards granted under the Plan assist us in attracting and retaining capable, talented individuals to serve in the capacity of employees, officers and directors. The Plan was originally authorized us to issue up to 1,000,000 of our common units, of which only 500,000 common units could be used for restricted unit awards.    Of those common units that have been granted pursuant to the Plan as of February 29, 2012:

•
There are a total of 175,000 unit options outstanding, with an average exercise price of $19.00 and a remaining average term of less than one year.  There are a total of 463,580 restricted units awards outstanding.

•
There are a total of 115,000 phantom unit awards outstanding.  The phantom unit awards granted to our Chief Executive Officer and Chief Financial Officer in 2010 and 2011 are similar to cash-settled unit appreciation rights. The phantom unit awards granted to our other named executive officer are not cash-settled unit appreciation rights.  For the phantom unit awards granted in 2010, the fair market value per common unit on the date of grant was $22.14 and, for the phantom unit awards granted in 2011, the fair market value per common unit on the date of grant was $29.67.

•
Only 246,420 common units remained available for issuance as awards under the Plan (and, of those remaining common units, only 36,420 common units remained available for the issuance of restricted unit awards).

Accordingly, our Board has determined that there are not sufficient common units available for issuance under the Plan to meet our needs for future grants during the coming years, especially with respect to restricted unit awards, and an increase in available common units is necessary to continue granting incentive and reward opportunities to eligible participants while assisting us in retaining a competitive edge in today’s volatile business environment.

Consequences of Failure to Approve the Proposal

Our Unitholders are only voting to approve the increase in the number of common units approved for issuance under the Plan.  The Plan shall continue regardless of the outcome of the Unitholders vote.  Further, failure of our Unitholders to approve this Proposal No. 3 will not affect the rights of existing award holders under the Plan or under any previously granted awards under the Plan.  However, if this Proposal No. 3 is not approved, we do not expect to be able to issue further meaningful or valuable equity-based incentive awards pursuant to the Plan.  As such awards have traditionally been a fundamental element of our compensation philosophy of “pay for performance,” and we believe that such awards further our goal of providing a long-term incentive for our employees and directors by motivating them to increase our common unit’s value, we will be required to reevaluate our compensation program in general.

Summary Description of the Plan

The description of the material features of the Plan, as amended by the First Amendment, is provided below.  This summary, however, does not purport to be a complete description of all the provisions of the Plan.  The summary is qualified in its entirety by reference to (i) the full text of the Plan, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed on October 24, 2007, and (ii) the First Amendment, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

General

The purpose of the Plan is to provide a means to enhance our profitable growth and that of our affiliates by attracting and retaining employees, directors, consultants and advisors by providing such individuals with a means to acquire and maintain equity ownership or awards the value of which is tied to the performance of our common units. The Plan also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for our welfare and their desire to remain in our employ. We seek to achieve the Plan’s purpose by primarily providing grants of (i) unit options, (ii) unit appreciation rights, (iii) restricted units, (iv) phantom units (including tandem distribution equivalent rights), and (v) unit awards (collectively referred to as “Awards”).

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Administration of the Plan

The Plan is administered by the compensation committee of our Board (the “Committee”), which administers the Plan pursuant to its terms and all applicable state, federal or other applicable rules or laws unless otherwise limited by the Plan document or in the event that our Board chooses to take an action pursuant to the Plan.  We refer to the Committee or the Board, as applicable, as the plan administrator.  The plan administrator has broad discretion to administer the Plan, interpret its provisions, and adopt policies for implementing the Plan.  This discretion includes the power to determine to whom and at what time Awards will be granted, to determine the number of common units to be covered by Awards, to prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), to determine under what circumstances an Award may be vested, settled, exercised, canceled or forfeited, to delegate duties under the Plan, to terminate, modify or amend the Plan, and to execute all other responsibilities permitted or required under the Plan.  All designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award will be within the sole discretion of the plan administrator and will be final, conclusive, and binding upon all persons, including us, any of our affiliates, any Participant (as defined below), and any beneficiary of any Award.

Persons Who May Participate in the Plan

Any employee of, and any individual who renders consulting or advisory services to us or our affiliates, and any non-employee member of the Board or of the board of directors of an affiliate (each, an “Eligible Person”) who is designated by the plan administrator to receive an Award under the Plan will be a “Participant.”  Any individual granted an Award which remains outstanding under the Plan, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the Plan.  As of February 29, 2012, 4 non-employee directors, 3 officers and approximately 107 other employees were eligible to participate in the Plan.  A Participant under the Plan will be eligible to receive an Award pursuant to the terms of the Plan and subject to any limitations imposed by appropriate action of the plan administrator or within the individual Award agreement.  No Award may be granted if the Award relates to a number of common units which exceeds the number of common units which remain available under the Plan minus the number of common units issuable in settlement of or relating to outstanding awards.

Common Units Subject to the Plan

Subject to any adjustment due to recapitalization or reorganization permitted under the Plan, the maximum aggregate number of common units that may be granted for any and all awards under the Plan will not exceed 2,000,000 common units (as compared to 1,000,000 common units under the Plan as it was approved prior to the First Amendment).  The Plan will no longer impose a separate limit on the maximum number of common units that may be issued pursuant to restricted units. On April 4, 2012, the closing price of our common units was $28.37 per share.

Common units withheld to satisfy tax withholding obligations will not be considered to be common units delivered under the Plan for purposes of applying the maximum unit limit under the Plan.  In addition, if an award is forfeited, cancelled, exercised or otherwise terminates or expires without the actual delivery of common units to a Participant, the common units that were subject to the award will again be available for new awards under the Plan.  There are not any limitations on the number of awards under the Plan that may be granted and paid in cash.  The common units delivered pursuant to the Plan may be common units acquired in the open market or from any person, including us or one of our affiliates, or any combination of the foregoing.  The fair market value of the common units on a given date will be the closing sales price of a common unit as reported on the principal national securities exchange (currently, the New York Stock Exchange) or other market in which trading in our common units occurs on the applicable day, or, if our common units are not traded on a securities exchange or other market, the fair market value of our common units will be determined (in good faith) by the plan administrator.  There are no fees, commissions or other charges applicable to a purchase of common units under the Plan.

Awards

Unit Options.  We may grant unit options to purchase a specific number of common units under the Plan at a set price.  The exercise price of each unit option granted under the Plan will be determined by the plan administrator at the time the unit option is granted, and each unit option will have an exercise price that is not less than the fair market value of the common units on the date of grant.

The plan administrator will determine the manner in and time or times at which a unit option will vest and become exercisable, in whole or in part, including, without limitation, any accelerated vesting upon the achievement of specified performance goals or upon a change of control (as defined in the Plan or, in the event that the unit option has become subject to section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as defined in the regulations and guidance issued under section 409A of the Code).  The plan administrator will also determine the methods and form of payment for the exercise of a unit option (including, without limitation, payment in cash, check acceptable to us, a “cashless-broker” exercise through procedures approved by us, or any combination thereof) and the methods and forms in which common units will be delivered to a Participant.  Unless otherwise waived by the plan administrator, a unit option which is not vested will be forfeited by the Participant upon termination of the Participant’s employment with or services to us or our affiliates or membership on the Board, as applicable.

Unit Appreciation Rights.  A unit appreciation right is an award that, upon or following exercise, entitles the holder to receive the excess of the fair market value of a common unit on a specified date on or following exercise over the grant price of the unit appreciation right.  The excess may be paid in cash and/or in common units as determined by the plan administrator in its discretion.  The plan administrator has the authority to determine to whom unit appreciation rights will be granted, the number of common units to be covered by each grant, and the conditions and limitations applicable to the exercise of the unit appreciation right.  The grant price per unit appreciation right will be determined by the plan administrator at the time the unit appreciation right is granted, and each unit appreciation right must have an exercise price that is not less than the fair market value of the common units on the date of grant.

The plan administrator will determine the time or times at which a unit appreciation right may be exercised in whole or in part, including, without limitation, any accelerated vesting upon the achievement of specified performance goals or upon a change of control (as defined in the Plan or, in the event that the unit appreciation right has become subject to section 409A of the Code, as defined in the regulations and guidance issued under section 409A of the Code).  Unless otherwise waived by the plan administrator, all outstanding, unvested unit appreciation rights awarded to a Participant will be automatically forfeited by the Participant upon termination of the Participant’s employment with or services to us or our affiliates or membership on the Board, as applicable.

Restricted Unit Awards.  A restricted unit is a common unit granted under the Plan that is subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the plan administrator in its discretion.  The plan administrator has the authority to determine to whom restricted units will be granted, the number of restricted units to be granted to each Participant, the duration of any restrictions, the conditions under which the restricted units may become vested or forfeited (including but not limited to a provision for accelerated vesting upon a change of control (as defined in the Plan or, in the event that the unit appreciation right has become subject to section 409A of the Code, as defined in the regulations and guidance issued under section 409A of the Code), and any other terms and conditions as the plan administrator may establish with respect to the awards.  Upon or as soon as reasonably possible following the vesting of each restricted unit, subject to any applicable federal income tax withholding, a Participant will be entitled to have the restrictions removed from his or her award so that the Participant then holds an unrestricted common unit.  Unless otherwise waived by the plan administrator, a restricted unit which is subject to forfeiture restrictions will be forfeited by a Participant upon termination of the Participant’s employment with us or our affiliates or membership on the Board, as applicable.

To the extent provided by the plan administrator in its discretion, a grant of restricted units may provide that a distribution made by us with respect to the restricted units (a “Unit Distribution Right” or “UDR”) will be subject to the same forfeiture and other restrictions as the restricted unit.  If restricted, UDRs will be held, without interest, until the restricted unit vests or is forfeited, with the UDR being paid or forfeited at the same time, as the case may be.  The plan administrator may also require that UDRs be used to acquire additional restricted units for the Participant.  Absent a restriction on UDRs in the applicable award agreement, UDRs will be paid to the holder of the restricted unit without restriction at the same time as cash distributions are paid by us to our unitholders.

Phantom Unit Awards.  A phantom unit is a right to receive a common unit or an amount of cash equal to the fair market value of a common unit if certain conditions set forth in the award agreement are met.  The plan administrator has the authority to determine the Eligible Persons to whom phantom units will be granted, the number of phantom units to be granted to each Participant, and any other terms and conditions as the plan administrator may establish.  The plan administrator, in its discretion, may subject settlement of the phantom units to specified performance conditions and may provide that the phantom units will vest upon a change of control (as defined in the Plan or, in the event that the unit appreciation right has become subject to section 409A of the Code, as defined in the regulations and guidance issued under section 409A of the Code).  Upon vesting of each phantom unit, subject to any applicable federal income tax withholding, the Participant will be entitled to settlement of the phantom unit and shall receive either a common unit or cash equal to the fair market value of a common unit, as determined by the plan administrator in its discretion.  Unless otherwise provided by the plan administrator, a phantom unit will be forfeited upon termination of a Participant’s employment with or services to us or our affiliates or membership on the Board, as applicable, if such termination occurs prior to the vesting of the phantom unit.

Distribution Equivalent Rights. To the extent provided by the plan administrator in its discretion, an award granted under the Plan (other than a restricted unit or unit award) may include a contingent right, granted in tandem with a specific phantom unit, to receive cash equal to the amount of any cash distributions made by us with respect to a common unit during the period a phantom unit is outstanding (a “Distribution Equivalent Right” or “DER”).  A tandem DER grant may provide that the DER will be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the plan administrator), be “reinvested” in restricted units or additional phantom units, be subject to the same vesting restrictions as the phantom unit, or be subject to other provisions or restrictions as determined by the plan administrator in its discretion.  Absent a restriction on DERs in the applicable award agreement, DERs will be paid to the holder of the phantom unit without restriction at the same time as cash distributions are paid by us to our unitholders.

Unit Awards. The plan administrator may, in its discretion, grant to Eligible Persons unit awards, which are grants under the Plan of common units that are not subject to vesting restrictions. Unit awards may be in lieu of or in addition to other compensation payable to a Participant.

Other Provisions

Performance Conditions. The vesting or settlement of any award granted under the Plan may be subject to performance conditions specified by the plan administrator.

Tax Withholding. Unless other arrangements are made, we or one of our affiliates are authorized to withhold from any award, from any payment due or transfer made under any award or from any compensation or other amount owing to a Participant, the amount (in cash, common units, or other property) of any applicable taxes payable with respect to the grant of an award, its settlement, its exercise, the lapse of restrictions applicable to an award or in connection with any payment relating to an award or the transfer of an award and to take such other actions as may be necessary to satisfy the withholding obligations with respect to an award.  Directors and consultants will be required to make their own arrangements for satisfying any applicable taxes payable with respect to an award.

Anti-Dilution Adjustments. If any “equity restructuring” event occurs that could result in an additional compensation expense under Accounting Standards Codification Topic 718 (“Topic 718”) if adjustments to awards with respect to such event were discretionary, the plan administrator will equitably adjust the number and type of common units covered by each outstanding award and the terms and conditions of such award to equitably reflect the restructuring event, and the plan administrator will adjust the number and type of common units with respect to which future awards may be granted under the Plan. With respect to a similar event that would not result in a Topic 718 accounting charge if adjustment to awards was discretionary, the plan administrator shall have complete discretion to adjust awards in the manner it deems appropriate. In the event the plan administrator makes any adjustment in accordance with the foregoing provision, a corresponding and proportionate adjustment shall be made with respect to the maximum number of common units available under the Plan and the kind of units or other securities available for grant under the Plan.

Change of Control.  Upon a change of control (as defined in the Plan) and upon certain other events specified in the Plan, the plan administrator may, in its discretion, take one or more of the following actions to prevent dilution or enlargement of the benefits intended under the Plan or an Award: (i) provide for the termination of an Award in exchange for cash, (ii) provide for the replacement of an Award with other rights or property, (iii) provide that an Award will be assumed by the successor or surviving entity or be exchanged for similar awards of any such entity, with appropriate adjustments as to the number and kind of equity interests and prices, (iv) adjust the number and type of common units subject to outstanding Award and the other terms and conditions of outstanding Awards, (v) provide that an Award will be exercisable or payable and/or will be fully vested and nonforfeitable, or (vi) provide that an Award cannot be exercised or become payable after a change of control.  Notwithstanding the foregoing, in the event the occurrence giving rise to the plan administrator’s exercise of its powers is a transaction pursuant to which the surviving entity has a class of securities that are readily tradable on an exchange, the plan administrator will not have the authority to terminate and cash out such award but will instead be required to provide for the assumption of the Award by such successor or survivor entity.

Amendment.  The Board or the Committee may terminate or amend the Plan or any part of the Plan at any time with respect to any common units for which a grant has not yet been made, including increasing the number of common units that may be granted, subject to the requirements of the exchange upon which the common units are listed at that time and of applicable tax and securities laws. The plan administrator may also waive any conditions or rights under, amend the terms of or alter any outstanding award as long as no such change would materially reduce the rights or benefits of a Participant without the consent of the Participant.  The Board may amend the Plan or any Award to cause such Award to be exempt from section 409A of the Code or to comply with the requirements of section 409A of the Code or any other applicable law.

Transferability of Awards.  Unit options and unit appreciation rights are only exercisable by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights pass by will or the laws of descent and distribution.  No other Award or right granted under the Plan may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered and any such purported transfer shall be void and unenforceable.  Notwithstanding the foregoing, the plan administrator may, in its discretion, allow a Participant to transfer a unit option or a unit appreciation right without consideration to an immediate family member or a related family trust, limited partnership, or similar entity on the terms and conditions established by the plan administrator from time to time.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the Plan.  This description is based on current law, which is subject to change (possibly retroactively).  The tax treatment of Participants in the Plan may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below.  No attempt has been made to discuss any potential foreign, state, or local tax consequences.  In addition, unit options or unit appreciation rights that provide for a “deferral of compensation” within the meaning of section 409A of the Code, phantom units, and certain other awards that may be granted pursuant to the Plan could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in section 409A of the Code and the guidance promulgated thereunder.

Unit Options; Unit Appreciation Rights. Participants will not realize taxable income upon the grant of a unit option or a unit appreciation right.  Upon the exercise or, if later, the settlement of a unit option or a unit appreciation right, a Participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (i) the amount of cash or the fair market value of the common units received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any common units received pursuant to the exercise of a unit appreciation right, or pursuant to the cash exercise of a unit option, that equals the fair market value of the common units on the date of exercise.  Subject to the discussion under “—Tax Code Limitations on Deductibility” below, G&P (or an affiliate) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

When a Participant sells the common units acquired as a result of the exercise of a unit option or unit appreciation right, any appreciation (or depreciation) in the value of the common units after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period.  The common units must be held for more than 12 months in order to qualify for long-term capital gain treatment.

The Plan allows the plan administrator to permit the transfer of awards in limited circumstances.  See “—Other Provisions—Transferability of Awards.”

The Internal Revenue Service (the “IRS”) has not provided formal guidance on, nor even specifically addressed, the income tax consequences of a transfer of unit options or unit appreciation rights.  However, the IRS has informally indicated that after a transfer of stock options (other than pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the option.  If stock options are transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.  Unit options granted under the Plan will likely be subject to the same tax treatment.

The transfer of a unit option may result in gift tax consequences to a Participant.  The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the option at the time of the gift.  The value of the option may be affected by several factors, including the difference between the exercise price and the fair market value of the common units, the potential for future appreciation or depreciation of the common units, the time period of the option and the illiquidity of the option.  Federal gift tax will be limited by (i) the annual exclusion per donee (currently $13,000 for 2012), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions.  Gifted unit options, to the extent subject to transfer taxes, will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.  Whether such consequences apply to unvested options is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Phantom Unit Awards; Restricted Unit Awards; Other Awards.  A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon.  A Participant will not have taxable income at the time of a grant of an award in the form of a phantom unit award, but rather, will generally recognize ordinary compensation income at the time he receives common units or a cash payment in satisfaction of the phantom unit award in an amount equal to the fair market value of the common units received or the cash payment, whichever is applicable.  In addition, the Participant will be subject to ordinary income tax upon the payment of a DER or a UDR.  In general, a Participant will recognize ordinary compensation income as a result of the receipt of common units pursuant to a restricted unit award or a unit award in an amount equal to the fair market value of the common units when the common units are received, provided, that if the common units are not transferable or are subject to a substantial risk of forfeiture when received, the Participant will recognize ordinary compensation income in an amount equal to the fair market value of common units (i) when the common units first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make an valid election under Section 83(b) of the Code, or (ii) when the common units are received, in cases where a Participant makes a valid election under Section 83(b) of the Code.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common units or cash received.  Directors and consultants must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an award under the Plan.  Distributions that are received by a Participant prior to the time that the common units are taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as distributions on common units.  The tax basis in the common units received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those common units will commence on the date of receipt of the common units.

Subject to the discussion immediately below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible by us or one of our affiliates, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Plan Benefits under the Plan and Previously Awarded Options and Rights

The awards, if any, that will be made to Eligible Persons under the Plan are subject to the discretion of the plan administrator, and thus we cannot currently determine the benefits or number of common units subject to awards that may be granted in the future to our executive officers, employees and consultants or to members of the Board under the Plan.  Therefore, the New Plan Benefits Table is not provided.

We did make annual equity grants under the Plan to our executive officers and non-employee directors in 2011, which are reported in the “Grants of Plan-Based Awards” table and the “2011 Director Summary Compensation Table” on page 29 and page 34, respectively, of this Proxy Statement.  We anticipate making another annual equity grant to our non-employee directors, executive officers and certain employees under the Plan for 2012, but the amount of such grants is not determinable at this time.  Such awards may be subject to a vesting schedule that will be specified in the applicable award agreement, and the number of common units subject to such awards will be determined at the date of grant of such awards.

The following table sets forth, for the named executive officers and certain other groups, all units underlying outstanding unit options and all outstanding phantom unit awards as of December 31, 2011.  No associate of any of the directors, named executive officers or nominees set forth below holds or has held options or other rights to purchase our common units.

Name and Principal Position	Number of Units Underlying Options or Rights
Scott W. Smith President, Chief Executive Officer and Director Nominee	65,000
Richard A. Robert Executive Vice President, Chief Financial Officer and Secretary	90,000
Britt Pence Senior Vice President of Engineering	56,500
All executives as a group	211,500

W. Richard Anderson, Director Nominee	2,971
Loren Singletary, Director Nominee	2,971
Bruce W. McCullough, Director Nominee	2,971
John R. McGoldrick, Director Nominee	2,971
Non-executive director group (1)	11,884

Non-executive officer employee group	222,287

Total	445,671
(1) All members of the Board who are not also our executive officers.

Vote Required

A majority of the votes cast on this proposal by the holders of our common units is required for the approval of the Plan.  The Board recommends a vote “FOR” approval of the Plan.

SUBMISSION OF UNITHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

FOR NEXT YEAR

Proposals for 2013 Annual Meeting

For inclusion in next year’s proxy statement, any Unitholder who desires to include a proposal in the proxy statement for the 2013 Annual Meeting must deliver it so that it is received on or before February 17, 2013.

For presentation at the next Annual Meeting of Unitholders, pursuant to our limited liability company agreement, any Unitholder who wants to present a proposal at the 2013 Annual Meeting must deliver it so it is received on or before February 17, 2013, but not earlier than January 18, 2013. However, if the date of the 2013 Annual Meeting is changed so that it is more than 30 days earlier or more than 30 days later than May 18, 2013, any such proposals must be delivered not more than 120 days prior to the 2013 Annual Meeting and not less than the later of (1) 90 days prior to the 2013 Annual Meeting or (2) 10 days following the day on which we first publicly announce the date of the 2013 Annual Meeting.

These advance notice, informational and other provisions are in addition to, and separate from, the requirements that a Unitholder must meet in order to have a proposal included in our proxy statement under the rules of the SEC.

Any proposals must be sent, in writing, to our Secretary at Vanguard Natural Resources, LLC, 5847 San Felipe, Suite 3000, Houston, Texas 77057. Proposals will not be accepted by facsimile.

Nominations for 2013 Annual Meeting and for Any Special Meeting

Pursuant to Section 11.13(a) of our limited liability company agreement, only persons who are nominated in accordance with the following procedures are eligible for election as directors. Nominations of persons for election to our Board of Directors may be made at an Annual Meeting of Unitholders only (a) by or at the direction of our Board of Directors or (b) by any Unitholder of our company: (i) who is entitled to vote at the meeting or (ii) who was a record holder of a sufficient number of units as of the record date for such meeting to elect one or more members to our Board of Directors assuming that such holder cast all of the votes it is entitled to cast in such election in favor of a single candidate and such candidate received no other votes from any other holder of units (or, in the case where such holder holds a sufficient number of units to elect more than one director, such holder votes its units as efficiently as possible for such candidates and such candidates receive no further votes from holders of outstanding units). All nominations, other than those made by or at the direction of our Board of Directors, must be made pursuant to timely notice in writing to our Secretary. With respect to director elections held at our annual meetings, our limited liability company agreement provides that to be timely, a Unitholder’s notice must be delivered to our Secretary at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting. For a nomination of any person for election to our Board of Directors to be considered at the 2013 Annual Meeting of Unitholders, it must be properly submitted to our Secretary at 5847 San Felipe, Suite 3000, Houston, Texas 77057, no later than February 17, 2013, but not earlier than January 18, 2013. Our limited liability company agreement also provides that Unitholder nominations of persons for election to our Board of Directors may be made at a special meeting of Unitholders at which directors are to be elected pursuant to our notice of meeting provided Unitholder notice of the nomination is timely. To be timely, a Unitholder’s notice must be delivered to our Secretary not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our Board of Directors to be elected at such meeting.

A Unitholder’s notice to our Secretary must set forth (a) as to each person whom the Unitholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the Unitholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such Unitholder as they appear on our books and of such beneficial owner, (ii) the class and number of units which are owned beneficially and of record by such Unitholder and such beneficial owner, and (iii) whether either such Unitholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of units to elect such nominee or nominees.

2011 Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the written request of such person addressed to our Secretary at Vanguard Natural Resources, LLC, 5847 San Felipe, Suite 3000, Houston, Texas 77057. It can also be found on our website at www.vnrllc.com.

Exhibit A

FIRST AMENDMENT TO THE
VANGUARD NATURAL RESOURCES, LLC
LONG-TERM INCENTIVE PLAN

This First Amendment (the “First Amendment”) to the Vanguard Natural Resources, LLC Long-Term Incentive Plan, as amended from time to time (the “Plan”), is made effective as of May 18, 2012 (the “Amendment Effective Date”), by Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), subject to approval by the Company’s unitholders.

W I T N E S S E T H:

WHEREAS, the Company previously established the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and service providers of the Company and its affiliates;

WHEREAS, Section 7(a) of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan to increase the number of units available for awards under the Plan, with the approval of the Company’s unitholders; and

WHEREAS, the Board now desires to amend the Plan in the manner contemplated hereby, subject to approval by the Company’s unitholders at the Company’s 2012 annual meeting, to increase the number of common units available for grant under the Plan by 1,000,000 units, in addition to eliminating the special limit on the number of restricted unit awards that may be granted under the Plan.

NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date as set forth below:

1.           Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:

(a)           Limits on Units Deliverable.  Subject to adjustment as provided in Section 4(c), the number of Units that may be delivered with respect to Awards under the Plan, since its inception, is 2,000,000; provided, however, that Units withheld from an Award to either satisfy the Company’s or an Affiliate’s tax withholding obligations with respect to the Award or pay the exercise price of an Award shall not be considered to be Units delivered under the Plan for this purpose.  If any Award is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Plan.  There shall not be any limitation on the number of Awards that may be paid in cash.

2.           Except as set forth above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, the Company has caused the execution of this First Amendment by its duly authorized officer, effective as of the Amendment Effective Date.

VANGUARD NATURAL RESOURCES, LLC

By:         ________________________________
Scott W. Smith
President and Chief Executive Officer

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 18, 2012

VANGUARD NATURAL RESOURCES, LLC

BROKER
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HERE

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51 MERCEDES WAY
EDGEWOOD NY 11717

Investor Address Line 1
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John Sample
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Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 19, 2012
Date: May 18, 2012 **Time:** 10:30 AM CDT
Location: Royal Oaks Country Club
2910 Royal Oaks
Country Club Drive
Houston, Texas 77082

B A R C O D E

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement   2. Combined Document

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will **NOT** be forwarded to your investment advisor. Please make the request as instructed above on or before May 06, 2012 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy*." To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Internal Use Only

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Voting items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors
   Nominees

01 W. Richard Anderson   02 Loren Singletary   03 Bruce W. McCullough   04 John R. McGoldrick   05 Scott W. Smith

The Board of Directors recommends you vote FOR the following proposal(s):

3. To approve the amendment to Vanguard Natural Resources, LLC Long-Term Incentive Plan.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
BANKS AND BROKERS
AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

0000138605_4 R1.0.0.11699

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

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